SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.   20549





                                 FORM 8-K

                              CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) November 19, 1997


                        ONE LIBERTY PROPERTIES, INC.
            (Exact name of registrant as specified in charter)




               Maryland          0-11083              13-3147497

           (State or other (Commission file No.) (IRS Employer
           jurisdiction of                       I.D. No.)
            incorporation)


        60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
           (Address of principal executive offices)        (Zip code)


      Registrant's telephone number, including area code     516-466-3100







     Item 2. Acquisition Or Disposition Of Assets. On November 19, 1997 (adjourned closing date), in an ordinary course of business transaction, a wholly-owned subsidiary of Registrant acquired an approximately 97,378 square foot building (of which approximately 93,978 square feet is on grade level and approximately 3,400 square feet is of mezzanine space) located on approximately
6.228 acres located at 5600 Britton Parkway, Columbus, Ohio (the "Property"). The Property is net leased to Kittle's Home Furnishings Center, Inc. for an initial term of 15 years of which there are approximately 14 years remaining. Thereafter, there are five 5-year renewal options. The current annual base rent is $738,764 per annum, increasing to $807,267 per annum commencing December 1999,to $882,122 per annum commencing December 2002,to $963,919 per annum commencing December 2005, and to $1,053,300 per annum from December 2008 through the expiration of the lease. Kittle's is an Indiana-based privately owned furniture retailer. The lease is guaranteed on a limited basis by MASCO Corporation, whose shares trade on the New York Stock Exchange under the symbol "MAS". The guarantee is of the last 25% of each basic rent payment throughout the term of the lease. The Property was purchased for a purchase price of $7,204,454. The purchase price was financed by a $7,000,000 advance under Registrant's line of credit, which line of credit is summarized in registrant's Form 10K for the year ended December 31, 1996 under the caption "Credit Agreement". The lenders under the Credit Agreement are Bank Leumi Trust Company of New York and the Commercial Bank of New York as successor to the First Bank of the Americas. Registrant's subsidiary has a commitment for permanent non-recourse mortgage financing in the amount of $4,325,000, which is scheduled to close prior to December 31, 1997.

     The seller was Orix GF Columbus Venture, an entity unaffiliated with the Registrant or with any director or officer of the Registrant. The purchase price was negotiated at arms-length.

Item 7.  Financial Statements, Proforma Financial Information and Exhibits.

     (a) and (b) - There is no financial information required for this property acquisition since the property is new construction and tenant only occupied the property for one full month in 1996. (c) Exhibit 1. Purchase Agreement dated June 30, 1992 between Orix GF Columbus Venture, as seller, and OLP Columbus, Inc., as purchaser.
     Exhibit 2. Lease between Galbreath Equities, Inc., as landlord, and Kittle's Home Furnishings Center, Inc., as tenant, dated September 14, 1995.

         Exhibit 3. Guarantee dated September 14, 1995 by MASCO Corporation.


                                Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    ONE LIBERTY PROPERTIES, INC.

                                    By:/s/ Simeon Brinberg
                                    Simeon Brinberg,
                                    Vice President


Date:  December 12, 1997

                                EXHIBIT 1
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                        PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of the Effective Date (as hereinafter defined) by and between ORIX GF COLUMBUS VENTURE, an Ohio general partnership ("Seller") and OLP COLUMBUS, INC., an Ohio corporation ("Purchaser").

WITNE S SET H:

     WHEREAS, Seller is the owner of a parcel of land consisting of approximately 6.228 acres legally described on Exhibit A attached hereto and incorporated by reference located on Britton Parkway, Columbus, Ohio (the "Real Property); and

     WHEREAS, Seller has constructed a building containing approximately 97,378 square feet and other improvements on the Real Property (the "Improvements"); and

     WHEREAS, Seller is the successor landlord under a certain lease with Kittle's Home Furnishings Center. Inc. (the "Tenant") dated September 14, 1995 (the "Lease") which commenced on November 22, 1996; and

     WHEREAS, Purchaser desires to purchase from Seller the Real Property and Improvements together with such other properties as are hereinafter described in Paragraph 1 below, in accordance with the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and the respective undertakings of the parties hereinafter set forth, the Seller and Purchaser hereby agree as follows:

     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all of the following described property (collectively, the "Property"):

     (a) The Real Property, together with all easements, rights-of-way and appurtenances used in connection with the beneficial use and enjoyment of the Real Property;

(b) The Improvements;

(c) All right, title and interest of Seller in and to the Lease; and

     (d) All personal and tangible property owned by Seller and located in the Improvements, if any (the "Personal Property"); and

     (e) All intangible properly (the "Intangible Property") owned or held by Seller in connection with the Real Property or the Improvements including, but not limited to, (i) all transferable licenses and warranties covering the Real Property, the Improvements or any part thereof; (ii) all transferable permits covering the Real Property, the Improvements or any part thereof; (iii) all transferable utility contracts, plans and specifications, governmental approvals, licenses and development rights related to the Real Property and Improvements; and (iv) all guarantees and warranties received by the Seller in connection with the construction of the Improvements.

     2. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be Seven Million Two Hundred Seven Thousand Four Hundred Fifty Four and No/100 (57,204,454.00) Dollars, which shall be payable as follows:

     (a) Earnest Money: two days after the Effective late, Purchaser shall deposit, as earnest money, a check m the amount of One Hundred Fifty Thousand and No`100 (S150,000.00) Dollars (said earnest money together verb any interest eared Hereon being referred to as the "Earnest Money-) into an escrow pursuant to an escrow agreement in the form of Exhibit B attached hereto ('Escrow'), to be entered into by Seller and Purchaser with Post American Title Insurance
Company (the "Tithe Insurer"), as escrowee. The Earnest Money shall be transferred to the Closing Escrow (as hereinafter defined) upon establishment of the Closing Escrow. The Earnest Money shall be invested only upon the direction of Seller and Purchaser, and except as specifically set forth herein to the contrary, all interest earned thereon shall accrue to the benefit of Purchaser, and

     (b) Cash Balance. The balance of the Purchase Price, plus ~ minus the prorations and credit hereinafter provided for, shall be paid by Purchaser m caste. certified or cashier's cheek or by federal wire transfer funds, together with such additional funds for Purchaser's share of closing costs as may be required pursuant to this Agreement.

     3. Closing. The closing of the transaction contemplated by this Agreement (herein referred to as the "Closing or Closing Date") shall be held ~ the office of the Title Insurer twenty (20) days after the expiration of the Feasibility Period (as herein defined). The transaction contemplated by this Agreement shag. be closed by means of a Deed and Money "New York Style" Escrow (the "Closing Escrow") to be opened with the Title Insurer, as escrowee, on or before the Closing Date in accordance with the general provisions of the usual form of Deed and Money "New York Style" Escrow Agreement (the 'Escrow Agreement") then provided and used by the Title Insurer with such special provisions inserted in the Escrow Agreement as may be required to conform to this Agreement; provided, however, in the event of a conflict between the terms of this Agreement and the Closing Escrow, the terms of this Agreement and the Closing Escrow, the terms of this Agreement shall control.

4. Deliveries at Closing.

     A. At Closing. Seller shall deliver to the Title Insurer, as escrowee or Purchaser directly, as Seller may elect the following documents:

     (i) Special warranty deed from Seller conveying to Purchaser the Real Property and Improvements, subject to the Permitted Exceptions (as hereinafter defined) (the "Deed");

     (ii) Internal Revenue Code: A Certificate of Non -Foreign Status of Seller as required by Section 1445 of the Internal Revenue Code:

     (iii) An original executed counterpart of an assignment and assumption of the Lease (the "Assignment and Assumption of Lease");

(iv)   An original executed quit-claim assignment of the Intangible Property;

(v) The Original Tenant Lease;

     (vi) An estoppel certificate executed by the Tenant and acknowledged by the Guarantor in accordance with the provisions of the Lease addressed to the Purchases and the Purchaser's lender, if any;

     (vii) Any reasonable and customary documentation required by the Title Insurer in order for the Title Insurer to issue the Title Policy (as hereinafter defined);

     (viii) A personal "Gap" undertaking, if required by the Title Insurer to effectuate a "New York Style" Closing;

     (ix) A letter executed by Seller addressed to the Tenant advising it to pay rent to Purchaser or as Purchaser directs;

     (x) Three (3) original of a closing statement prepared by Seller in a manner which reflects the terms and conditions, as applicable, of this Agreement and otherwise in a form reasonably acceptable to Purchaser (The "Closing Statement");

     (xi) Such proof of Seller's authority and authorization to enter into this transaction as may be required by the Title Insurer; and

     (xii) Copies of relevant lease accounting records, lease correspondence and other documents necessary for Purchaser's continued operation of the Property.

     B. At Closing, Purchaser shall, deliver to Title Insurer, as escrowee, or Seller directly, as Seller may elect, the following:

     (i) The balance of the Purchase Price in accordance with subparagraph 2(b) above, plus Purchaser's share of closing costs;

     (ii) As original executed counterpart of the Assignment and Assumption of Lease;

     (iii) Such proof of Purchaser's authority and authorization to enter into this transaction as may be required by the Title Insurer;

     (iv) Any reasonable and customary documentation required by the Title Insurer in order for the Title Insurer to issue the Title Policy: and

     (v) An acknowledgement of Purchaser's acceptance of the Closing Statement.

     C. At Closing, Purchaser and Seller shall jointly deliver the following documents to the Title Insurer, as escrowee:

     (i) To the extent required, state, county and municipal transfer tax declarations; and

     (ii) A joint direction to the Title Insurer to transfer the Earnest Money into the Closing Escrow.
     5 Seller shall bear the cost of the Title Policy (and not any endorsements or extended coverage charges), the cost to record any instruments necessary to clear Seller's title, one-half the cost of the Escrow, one-half the cost of the Closing Escrow and ore-half the cost of the "New York Style" closing fee. Purchaser shall bear the cost of any recording fees with respect to the Deed, one half the cost of the Escrow, one-half the cost of the Closing Escrow, one-half the cost of the "New York Style" closing fee and sac charges for and endorsements required by the Purchaser. Any state, country and municipal transfer taxes applicable to this transaction shall be paid by Seller.

     6. Prorations. The following prorations, accept as specifically provided herein to the contrary shall be made as of the Closing Date and shall be applied to reduce or increase the balance of the Purchase Prices as applicable:

     A. Rentals Proration of rent from the Lease ("Rentals") shall be prorated as of 11:59 p.m. on the day prior to the Closing Date ("Proration Date"), it being agreed between the parties that the Closing Date shall be an income and expense day for Purchaser. Seller and Purchaser hereby acknowledge and agree that Seller be entitled to all Rentals accruing prior to the Closing Date and Purchaser shall be entitled to all Rentals accruing on and after the Closing Date.

     B. Real Estate Taxes. Ad valorem real property taxes and special assessments, if any, for the year in which Closing occurs shall be prorated between Purchaser and Seller as of the date preceding the Commencement Date (as defined in the Lease) on the basis of the most recently issued tax All and special assessment notices relating to the Property, Seller and Purchaser acknowledging that as of the Commencement Date, the Tenant is responsible for real estate taxes and special assessments under the Lease and Seller shall not be responsible for any real estate taxes or special assessments accruing from and after the Commencement Date. Seller shall be responsible for the payment of all real property taxes and special assessments for any years prior to the 1996 calendar year.

     C. Declaration Assessment. The Tuttle Crossing Interchange maintenance assessment for the calendar year 1996 shall be prorated between Purchaser and Seller as of the date preceding the Commencement Date under the Lease on the basis of the most recently issued assessment notice relating to the Property, Seller and Purchaser acknowledging that as of the Commencement Date under the Lease, the Tenant is responsible for the maintenance assessment under the Lease and Seller is not responsible for any maintenance assessment accruing from and after the Commencement Date under the Lease. Seller shall be responsible for the payment of all maintenance assessments for any years prior to the 1996 calendar year.

     D. Insurance. If applicable, Seller and Purchaser shall prorate any insurance premiums owed to Seller by Tenant or prepaid by the Tenant.

     E.  Finality  of  Prorations..   Unless  otherwise   provided  herein,  all
prorations hereunder shall be final.

7. Title Insurance.

     A. Title Commitment. No later than twenty (20) days after the Effective Date, Seller shall deliver to Purchaser a commitment (the "Commitments) for an ALTA 1992 Owner's Policy of Title Insurance issued by the Title Insurer showing title to the Real Property vested in Seller, subject only to: (i) the standard printed exceptions and general exceptions contained in the Commitment, (ii) general taxes not yet due and payable, (iii) all matters listed on Exhibit C attached hereto and incorporated herein, (iv) matters created by, through or under Purchaser and (v) all matters approved or waived by Purchaser (hereinafter collectively referred to as the "Permitted Exceptions").

     B. Title Approval. If an exception to title other than a Permitted Exception is filed against the Property on or prior to the Closing Date ("Unpermitted Exceptions"), then Seller has the option, in its sole discretion, to either (i) terminate this Agreement, in which event, the Earnest Money shall be returned to Purchaser and each of the parties shall be released from further liability to the other or (ii) cure the Unpermitted Exceptions, in which event, Seller shall have until thirty (30) days subsequent to the Closing Date (and the Closing Date shall be so extended) in which either to have the Title Insurer waive the Unpermitted Exceptions and/or to obtain- an endorsement to the Title Commitment insuring over the Unpermitted Exceptions (which endorsements shall be subject to the reasonable approval of Purchaser), and if the Unpermitted Exception is a lien or encumbrance of a definite or ascertainable amount caused by Seller, Seller shall discharge such lien or encumbrance at Closing with the proceeds of sale or otherwise but if such lien or encumbrance has not been caused by Seller, Seller may, but shall have no obligation to discharge the same at Closing. If Seller fails to remove or insure over the Unpermitted Exceptions on or prior to the Closing Date (as extended pursuant to clause (ii) above), then, at Purchaser's option, Purchaser may either: (a) terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be resumed to Purchaser and each party shall be released from further liability to the other or (b) consummate the transaction contemplated by this Agreement in accordance with the terms hereof, without a reduction in the Purchase Price, in which event any Unpermitted Exceptions shall be conclusively deemed to be Permitted Exceptions. In the event Purchaser shall fail to so notify Seller, on or prior to the Closing Date (as may be extended in accordance with the terms of this Agreement), Purchaser shall be conclusively deemed to have elected to purchase the Property pursuant to subparagraph 7.B(b) immediately above.

     C. Title POLICY. As of the Closing Date, Seller shall cause the Title Insurer to issue to Purchaser its ALTA 1992 owner's policy of title insurance or irrevocable commitment to issue same (the "Title Policy") covering the Property in the amount of the Purchase Price, subject only to the Permitted Exceptions. Any endorsements or extended coverage requirements requested by Purchaser shall be paid for solely by Purchaser and shall in no event constitute a condition to Closing.

     8. Plat of Survey. No later than thirty (30) days after the Effective Date, Seller shall deliver or cause to be delivered to Purchaser at Seller's sole cost and expense, a survey dated subsequent to the date hereof, prepared by a land surveyor licensed in the State of Ohio and certified to have been prepared in accordance with ALTA Land Survey Standards for the benefit of Purchaser and the Title Insurer ("Survey"). The Survey shall show the full legal description of the Real Property and shall show the location of the Improvements on the Real Property and the location of all easements affecting the Real Property, identify parking and paved areas and stating whether or not the Real Property is in a flood hazard area.

9. Purchaser's Contingencies.

     A. Information and Documentation. Within ten (10) days after the Effective Date, Seller shall provide to Purchaser copies of the following information pertaining to the Property which is in Seller's possession or control (collectively the "Property Information"):

(i) Plans and specifications for the Improvements;

(ii) A copy of the certificate of occupancy issued with respect to the Property;

(iii) Zoning verifications and/or approvals;

(iv) Seller's existing Phase I Environmental Report;

(v) A copy of the Lease;

(vi) Copies of final information relating to the Tenant; and

(vii)'Copies of 'construction warranties and guarantees received by Seller.

     The delivery of the Property information by Seller to Purchaser is made subject to the following:

     (i) By making the Property Information available to Purchaser, Seller has not made, and does not make, any representation or warranty, expressed or implied, as to the accuracy or completeness of the Property Information except as set forth in this Agreement;

     (ii) The Property Information is intended solely for Purchaser's own limited use in considering whether to pursue the acquisition of the Property. The Property Information is confidential, Purchaser will hold and treat the Property Information in the strictest of confidence, and Purchaser will not, directly or indirectly, disclose or permit anyone else to disclose the Property Information to any other person, firm or entity (other than its attorneys, surveyors, engineers, lenders and other consultants) without the prior written authorization and of Seller; and

     (iii) In the event Purchaser does not acquire the Property pursuant to the terms of this Agreement, Purchaser will promptly return the Property Information to Seller.

     B. Feasibility Period. Purchaser shall have a period commencing on the Effective Date through and including the calendar day which is forty-five (45) days thereafter (the "Feasibility Period") within which to determine the feasibility of acquiring the Property. If, for any reason whatsoever, in Purchaser's sole discretion, Purchaser is not satisfied with the feasibility of acquiring the Property, Purchaser shall have the right to terminate this Agreement by written notice to Seller on or before the final day of the Feasibility Period. In the event Purchaser fails to timely notify Seller of Purchaser s decision to terminate this Agreement on or before the final day of the Feasibility Period, Purchaser shall be deemed to have elected to acquire the Property pursuant to the terms of this Agreement. Upon any termination of this Agreement by Purchaser pursuant to this Paragraph 9B, the Earnest Money shall be returned to Purchaser and all rights and obligations of the parties hereunder shall cease, except as otherwise provided to the contrary in this Agreement.

     10. Inspection. During the Feasibility Period Purchaser shall have the right and opportunity to inspect the physical condition of the Property during normal business hours and upon at least two (2) business days prior notice and, at the election of Seller, accompanied by a representative of Seller, subject to the following:

     (a) Purchaser shall not make or cause to be made any borings in the Property without Seller's prior consent;

     (b) Purchaser's inspection shall not cause any injury to the Property ;

     (c) Purchaser, at its sole cost and expense, shall promptly repair any damage to the Property caused by the foregoing;

     (d) Purchaser shall pay all costs and expenses incurred in connection with the foregoing;

     (e) Purchaser shall indemnify, defend and hold Seller harmless from and against any and all loss, cost, injury, damage, liability or expense, including, without limitation, reasonable attorneys' fees and court costs, and liability of any kind arising out of or in connection with Purchaser's activities on the Property, directly or indirectly, including, without limitation, the acts and omissions of Purchaser's agents, employees, architects, engineers and other personnel;

     (f) Purchaser shall not discuss the transaction with the Tenant without a representative of the Seller being present;

     (g) Purchaser shall promptly deliver to Seller any third-party reports relating to the Property prepared or caused to be prepared by Purchaser during the Feasibility Period, which reports Seller may retain in its possession even if the transaction contemplated by this Agreement does not close pursuant to the terms hereof; and

     (h) Prior to entering the Property, Purchaser shall provide evidence to Seller through certificates of insurance that Purchaser is maintaining comprehensive general public liability insurance (including automobile and contractual liability endorsements) against claims for personal injury or death and property damage occasioned by accidents occurring upon, in or about the Property, such insurance in each case shall afford protection to the limit of not less than $2,000,000.00 with respect to bodily injury or death and $300,000.00 with respect to property damage. Notwithstanding anything to the contrary contained in this Agreement, the terns, conditions and indemnifications of this Paragraph 10 shall survive Closing and the delivery of the Deed or the termination of this Agreement.

ll. Seller's and Purchasers Representations.

     A. Representations and Warranties of Seller. In addition to any other representations and warranties of Seller specifically set forth herein, the following constitute representations and warranties of Seller, which representations and warranties shall be deemed remade by Seller at Closing:

     (a) Legal Matters. Seller has received no written notice of any pending action, suit, proceeding, including without limitation, condemnation proceeding, affecting Seller or the Property or any portion thereof;

     (b) Seller's Authority. Seller is an Ohio general partnership duly organized, validly existing and in good standing under the laws of the State of Ohio. This Agreement and all agreements, instruments and documents herein provided to be executed by Seller are or will be duly authorized, executed and delivered by and binding upon Seller in accordance with their terms. All requisite action has been or will be taken or obtained by Seller in connection with entering into this Agreement and the consummation of the transactions contemplated hereby, or, as to the consummation of the transaction contemplated hereby, will be taken prior to the Closing Date;

     (c) Mechanics' Liens. Seller has not received any written notice of any claims for mechanics' liens for any labor, services or materials for the benefit of the Property;

(d) Lease.

     (i) To the knowledge of Seller, the Tenant is not in default under its Lease and no circumstances exist which with notice or the passage of time or both, would give rise to such a default; and

     (ii) The copy of the Lease to be furnished to Purchaser will be a true and correct copy of the Lease; and

     (e) Environmental. To Seller's knowledge (i) the Property has not been used as a toxic or waste disposal site; (ii) there are no underground storage tanks located on the Property and (iii) there are no hazardous materials located on the Property.

     Seller's representations and warranties contained above shall be remade as of the date of Closing, shall survive the Closing for a period of twelve (12) months and no claim may be made for a breach thereof unless prior to the expiration of said twelve (12) month period Purchaser has notified Seller of any inaccuracy therein and has commenced legal action by filing a lawsuit if the breach has not remedied by the Seller.

     B. Representations and Warranties of Purchaser. In addition to any other representations and warranties of Purchaser specifically contained herein, the following constitute representations and warranties of Purchaser.

     (a) Purchaser's Authority. Purchaser has the legal power, right and authority to enter into this Agreement, to consummate the transactions contemplated hereby and to execute and deliver all documents and instruments to be delivered by Purchaser hereunder.

     (b)Requisite~ Action. All requisite action has been taken or obtained by Purchaser in connection with the entering into this Agreement and the consummation of the transactions contemplated hereby, or shall have been taken prior to the Closing Date.

     (c) Individual Authority. The individua1(s) executing this Agreement on behalf of the Purchaser have the legal power, right, and actual authority to bind Purchaser to the terms and conditions of this Agreement.

12. Casualty or Condemnation Prior toClosing:

     A. Casualty. In the event between the date of this Agreement and the date of Closing, the Improvements are damaged or destroyed by fire or other casualty which, in the reasonable opinion of Seller's consultants, can be restored within sixty (60) days from the Closing Date, the Closing Date can be restored within sixty (60) days from the Closing Date, the Closing Date shall be extended to permit Seller to restore the Improvements in accordance with the Lease. In which event, any insurance proceeds payable as a result of such casualty shall be paid to Seller. In the event the damage or destruction is not capable of being restored within sixty (60) days from the Closing Date, this Agreement shall terminate without cost obligation or liability on Purchaser's part, in which event the Earnest Money shall be returned to Purchaser and all rights and obligations of the parties hereunder shall cease, except as otherwise provided in this Agreement. In the event of a casualty under this Paragraph 12A, Landlord shall furnish a supplemental Estoppel Letter from the Tenant acknowledged by the Guarantor.

     B. Condemnation In the event, prior to the Closing Date, all or any part of the Property is taken by eminent domain, resulting in a termination of the Lease as provided for in the Lease, this Agreement shall terminate, in which event all Earnest Money under this Agreement shall be returned to Purchaser and the parties shall have no further rights and liabilities with respect to each other. In the event only a part of the Property shall be taken by eminent domain, and as a result thereof, the Tenant does not have the right to terminate the Lease, the transaction contemplated hereunder shall either be consummated in accordance with the terms hereof, without a reduction in the Purchase Price and, at Closing:, Seller shall assign to Purchaser any and all rights to any award payable as a result of such eminent domain proceeding or, if applicable. the Closing Date shall be extended to permit Seller to restore the Improvements In accordance with the Lease, in which event any award shall be payable to Seller for purposes of such restoration and the balance, if any, shall be assigned to the Purchaser at Closing.

     13. Brokers. Purchaser and Seller, each to the other, hereby represent and warrant, that there have been no brokers or finders, involved in connection with the transaction contemplated by this Agreement. Based upon such representations, each party hereby agrees to indemnify, defend and hold the other party harmless from and against any claim, cost, damage or expense, including, without limitation, reasonable attorneys' fees and costs, arising from alleged liability of the other party for brokerage commissions or finders fees claimed from persons with whom said party has dealt. Notwithstanding anything contained in this Agreement to the contrary, the terms, provisions, conditions and indemnifications of this Paragraph 13 shall survive Closing and the delivery of the Deed or the termination of this Agreement.

14. Default.

     A. In the event Seller show fail to comply with any of its obligations to be performed by Seller hereunder on or prior to the Closing Date, then Purchaser shall be entitled to elect, by written notice to Seller, as its sole and exclusive remedies hereunder, to either (i) receive the return of the Earnest Money and an amount equal to Purchaser's actual out of pocket costs incurred in connection with this transaction or (ii) sue for specific performance of this Agreement. In no event shall Seller be liable to Purchaser for any damages including, without limitation, any loss or damage suffered by Purchaser in connection with any agreement or understanding with any third pay with respect to the use, lese or purchase of the Property.

     B. In the event Purchaser shall f~1 to comply with any of its obligations to be performed by Purchaser hereunder on or prior to the Closing Date, the Earnest Money Shall be paid to Seller as liquidated damages in lieu of all other remedies available to Seller and this Agreement shall become null and void with neither party having any further rights or liabilities hereunder, except as provided for in this Agreement.

     15. Possession. Seller shall, subject to the rights of the Tenant pursuant to the Lease, deliver possession of the Property to Purchaser on the Closing Date.

     16. Successors and Assigns. Purchaser may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller, the granting or denial of which consent shall be in the sole discretion of Seller. No transfer or assignment by Purchaser in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     17. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be personally delivered or sent by facsimile telecommunications (followed by next day overnight delivery service), by overnight air express service or by registered or certified mall, postage prepaid, return receipt requested, addressed to the parties hereto at their respective addresses set forth below. Such notice or other Communication shall be deemed given (a) Upon receipt or upon refusal to accept delivery if delivered by facsimile telecommunication or Registered or Certified Mail or (b) one (1) business day after tendering to an oversight air express service.

Seller:           ORIX OF Columbus Venture
                  c/o ORIX Real Estate Equities, Inc.
                  100 N. Riverside Plaza, Suite 1400
                  Chicago, Illinois 60606
                  Attention: James H. Purinton

With a copy to:   Katz Randall ~ Weinberg
                  333 West Wacker Drive, Suite 1800
                  Chicago, Illinois 60606
                  Attention: Arnold Weinberg

Purchaser:        OLP Columbus, Inc.
                  c/o One Liberty Properties, Inc.
                  60 Cutter Mill Road, Suite 303
                  Great Neck, New York 11021
                  Attention: Matt Gould

With a copy to:  One Liberty Properties, Inc.
                 60 Cutter Mill Road, Suite 303
                 Great Neck, New York 11021
                 Attention: Mark Lundy


     Notice of change of address shall be given by written notice in the manner detailed in this Paragraph 17.

18.Miscellaneous.

     A. This  Agreement  contains  the  entire  Agreement  between  the  parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters, if any, there being no other oral or written promises, conditions, representations, understandings, warranties or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

 B.      Time is of the essence of this Agreement.

C. Paragraph headings shall not be used in construing this Agreement.

     D. Except as herein expressly provided, no waiver by a party of any breach of this Agreement by the other party shall be deemed to be a waiver of any other by such other party (whether preceding or succeeding and whether or not of the same or similar nature), and no acceptance of payment or performance by a party after any breach by the other party shall be deemed to be a waiver of any breach of this Agreement or of any representation or warranty hereunder by such other party whether or not the first party knows of such breach at the time it accepts such payment or performance.

     E. No failure or delay by a party to exercise any right it may have by reason of the default of the other party shall operate as a waiver of default or as a modification of this Agreement or shall prevent the exercise of any right by the first party while the other party continues to be so in default.

     F. Except as otherwise expressly provided herein, any approval or consent provided to be given by a party hereunder may be given or withheld in the absolute discretion of such party.

     G. This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

     H. No agreement, amendment, modification, understanding or waiver of or with respect to this Agreement or any term, provision covenant or condition hereof, nor any approval or consent given under or with respect to this Agreement, shall be effective for any purpose unless contained in a writing signed by the party against which such agreement, amendment, modification, understanding, waiver, approval or consent is asserted.

     I. Neither this Agreement nor a memorandum thereof shall be recorded by Purchaser.

     J. If the final day of any period or any date of performance under this Agreement falls on a Saturday, Sunday or legal holiday, then the final day of the period or the date of such performance shall be extended to the next business day.

     K. Notwithstanding anything to the contrary contained in this Agreement, in the event this Agreement is terminated for any reason, the indemnifications of
(i) Purchaser, set forth in Subparagraph 10 and Paragraph 13 hereof and (ii) Seller, set forth in Paragraph 13 hereof, shall survive such termination.

     L. The effective date of this Agreement (the "Effective Date) shall be the latter of the respective dates set forth next to the signatures of Seller and Purchaser contained below.


Date: June 27, 1997



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date set forth above.

PURCHASER: OLP COLUMBUS, INC., an Ohio corporation
 By:      __/s/ Matthew Gould
 Name:  ___Matthew Gould
Title:_____President


Date:  June 30, 1997

SELLER: ORIX  GF COLUMBUS VENTURE, an Ohio general partnership

By: ORLX Columbus, Inc., an Illinois corporation, its General Partner

By:____/s/ James H. Purinton____
Name:____James H.  Purinton______
Title: Deputy President

By: GFI EQUITIES, INC., an Ohio corporation, its General  Partner

By:_____/s/ Tate Goss_______________
Name:_____Tate Goss_____________
Title:______Vice President____________





                                    EXHIBIT A
          .
 August 5, 1995
 Revised January 9, 1996

                                   DESCRIPTION OF 6.228 ACRES
                              SOUTH OF TUTTLE CROSSING BOULEVARD '
                                  WEST OF INTERSTATE ROUTE 270
                                         COLUMBUS, OHIO

     ' Situated in the State of Ohio, County of Franklin, City of Columbus, being part 2 of that 11.6388 acre tract of land as described in a deed to JNK Partnership, of record in Deed Book 3682, Page 241, all references herein being to the records located in the Recorder's Office, Franklin County, Ohio, and being more particularly described as| follows:

     Beginning at an iron pin found at the northeasterly comer of salt 11.6388 acre l tract, at the southeasterly comer of Lot 3 of Tuttle Crossing Southwest~, a subdivision of record in Plat Book 78, Pages 7S and 76 and in the westerly limited access right-of way line of Intrastate Route 270;

     Thence South 12 4 38. east , along said right-of-way line, a distance of 41
8.40 feet to an iron pin found at the southerly corner of said 11.6388 a tract, the .

     northeasterly comer of that 20S.147 acre tract of land as described in a deed to Barbara Trueman, of record Official Records Volume S836, Page F20 and in the corporation line between the City of Columbus and the City of Hilliard;

     Thence South 76 42' 54. West along Tic common line between ssid.11.6388 acre tract and said 20S.147 acre tract, a distance of 737.57 feet to an iron pin set in the easterly right-of-way line of proposed Britton Parkway, 80.00 feet in width

   Thence along said  right-of-way line the following three courses:

     1. North IS. 50' 09. East, a distance of 155.95 feet to an iron pin set-at a point of curvature;

     2. With the arc of a owe to the left, having a radius of 390.00 feet, a central angle of 29 0S' 08", the chord of which bears North 1- 17' 34. East, a chord distance of 19S.86 feet to an iron pin set at the point of tall,

     3. North 13. 14' 59" West, a distance of 90.67 feet to art iron pin set in the northerly line of said 11.6388 acre tract at the southwesterly corner of aforementioned Lot 3;

     Thence North 76 32' 10" East, along the common line between said 11.6388 acre . tract and said Lot 3, a distance of 616.03 feet to the place of beginning and containing 6.228 acres of land.

     Bearings herein conforn to those of the referenced plat "Tuttle Crossing Southwest", is. North 76 32' 10" East for the southerly line of Lot 3.

     Iron pins set consist of a 1" (O.D.) iron pipe, 30" long with a plastic cap inscribed I M-E ENG"

     This description was prepared by M-E Civil Engineering, Inc., based on information obtained from actual field surveys of the presses.

This is description was prepared by M-E Civil Engineering, Inc.


                           EXHIBIT "B"

                EARNEST MONEY ESCROW AGREEMENT



TO:   First American Title Insurance Company
         30 North LaSalle Street, Suite 310
         Chicago, minois 60602
         Attention: Mary Lou Kennedy

RE:    Escrow Trust No. __________________________

DATE: June     1997

 I.      PARTIES

A.Seller:        ORIX OF Columbus Venture
                      c/o ORIX Real Estate Equines, Inc.
                      100 N. Riverside Plaza
                      Attention: James H. Purinton

B.  Purchaser: OLP Columbus, Inc.
                     clo One Liberty Properdes, Inc.
                     60 Cutter Mill Road, Suite 303
                     Great Neck, New York 11021
                     Attention: Matt Gould

C.  Escrow Holder:  First American Title Insurance Company
                    30 North LaSalle Street, Suite 310
                    Chicago, Illinois 60602
                    Attention: Mary Lou Kennedy

D.Purchaser's Counsel: Mark Lundy
                       One Liberty Properties, Inc.
                       60 Cutter Mill Road, Suite 303
                       Great Neck, New York 11021

E.Seller's Counsel:    Katz Randall ~ Weinberg
                       333 West Wacker Drive, Suite 1800
                       Chicago, Illinois 60606
                       Attendion: Arnold Weinberg

 II.     PRELIMINARY STATEMENTS

     A. Under the terms of a Purchase and Sale Agreement dated June _, 1997 between Seller and Purchaser (hereinafter referred to as the "Agreement"), Seller has agreed 0 sell to Purchaser certain land and improvements known as Kittle's Home Furnishing Center, Britton Parkway, Columbus, Ohio.

     B. Pursuant to Paragraph 2(a) of the Agreement, Purchaser is required to deposit with the Escrow Holder the sum of One Hundred Fifty Thousand and No/lO0 Dollars ($150,000.00)(hereinafter referred to as the "Earnest Money"), to be held by Bow Holder pursuant to the terms and provisions of this Earnest Money Escrow Agreement.

     C. Pursuant to subparagraph 9.B of the Agreement, Purchaser has the right to terminate the Agreement and to have the Earnest Money and interest earned thereon returned to Purchaser.

III DEPOSIT OF INITIAL EARNEST MONEY; INVESTMENT DIRECTlONS

     A. Concurrently herewith, Purchaser has deposited the Earnest Money with the Escrow Holder in accordance with the Agreement.

     B. Escrow Holder is hereby authorized and directed to invest the Earnest Money or any portion thereof in accordance with the written direction of Seller and Purchaser (or Seller's and Purchaser's Counsel). Unless otherwise provided pursuant to the provisions of Section IV hereof, such investment shall be for the benefit of Purchaser. The Federal Taxpayer Identification Number of the Purchaser is________________________________.

IV. INSTRUCTIONS

     A. Escrow Holder is instructed to hold and invest the Earnest Money, together with all interest earned thereon, until Escrow Holder is in receipt of
(i) a joint  direction  from Seller (or  Seller's  Counsel)  and  Purchaser  (or
Purchaser's Counsel) or (ii) an order, judgment or decree addressed to Escrow Holder which shall have been entered or issued by any court and which shall determine the disposition of the Earnest Money and all interest earned thereon.

     B. Any party delivering a notice required or permitted hereunder shall simultaneously deliver copies of such notice to all parties listed in Section I of this Earnest Money Escrow Agreement. All notices required herein shall be either personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier and shall, in an instances, be deemed to have been received upon delivery thereof.

     C. Except as otherwise expressly set forth in this Agreement, Escrow Holder shall disregard any and all notices or warnings given by any of the parties hereto.

     D. In case Escrow Holder obeys or complies with any order, judgment or decree of any court with respect to the Earnest Money, Escrow Holder shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Earnest Money Escrow Agreement to which Escrow Holder is or may be at any time a party, Seller and Purchaser shall each be liable for one-half of all such costs, fees and expenses incurred or sustained by Escrow Holder and shall forthwith pay the same to Escrow Holder upon demand; provided, however, that in the event Escrow Holder is made a party to any suitor proceeding between Seller and Purchaser, the prevailing party in such suit or proceeding shall have no liability for the payment of Escrow Holder's costs, fees and expenses.

     E. Except as to deposits of funds for which Escrow Holder has received express written direction concerning investment or other handling, the parties hereto agree that Escrow Holder shall be under no duty to invest or reinvest any deposits at any time held by it hereunder.

     F. Escrow Holder is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Earnest Money Escrow Agreement.

     G. In no case shall the above mentioned deposits be surrendered except (i) in the manner specifically described in this Earnest Money Escrow Agreement;
(ii) on an order signed by the Seller (or Seller's Counsel) and Purchaser (or Purchaser's Counsel); or (iii) in obedience to the process of order of a court as aforesaid.

     H. All fees of Escrow Holder shall be charged one-half to Seller and one-half to Purchaser.

     I.  Except as to  deposits of funds for which  Escrow  Holder has  received express written direction from Purchaser (or Purchaser's Counsel) concerning investment or other handling, the parties hereto agree that the Escrow Holder shall be under no duty to invest or reinvest any deposits at any time held by it hereunder, and, further, that Escrow Holder may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 3 of the Illinois Banking and Finance Act (20S ICLS 620/5-3) and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrow Holder's obligation to apply the full amount of the deposits in accordance with the terms of this Earnest Money Escrow Agreement.

     J. Any order, judgment or decree requiring the Escrow Holder to disburse the Earnest Money shad not be binding upon Purchaser or Seller as to the
ultimate   disposition   of  the  Earnest   Money  unless  and  until  a  final,
non-appealable order, judgment or decree is entered by a court having jurisdiction thereof.

     K. This Earnest Money Escrow Agreement and ah provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

FOR SELLER:

KATZ RANDALL ~ WEINBERG

By: -----------------------------

FOR PURCHASER:

OLP COLUMBUS, INC.

By:------------------------------

Accepted this day of June , 1997

First American Title -Insurance Company
Escrow Holder

Title:


                                   EXHIBIT "C"


                              PERMITTED EXCEPTIONS

     1. The lien of all taxes for the year 1996 and thereafter, but which are not yet due and payable.

     2. Private Improvement Notice of Commencement filed by ORIX OF Columbus Venture, dated January 16, 1996, filed for record January 17, 1996 at 9:53 A.M., of record in Official Record 30962, page D-07.

     3. Subject to building, pawing and maneuvering setback liens as shown on the recorded plat of Britton Parkway Extension Dedication and Partial Hirth Road Vacation, of record in Plat Book 83, page 47.

     4. Declaration of Covenant and Assessment of record in Of ficial Record 30962, page B-10.

                                    EXIBIT 2
------------------------------------------------------------------------------
                                    LE A S E

                                    BETWEEN

                            GALBREATH EQUITIES, INC.

                                       AS
                                    LANDLORD
                                      AND

                     KITTLE'S HOME FURNISHINGS CENTER, INC.

                                       AS
                                     TENANT

                                     DATED:

                               September 14, 1995


                                   TABLE OF CONTENTS

ARTICLE                                                        PAGE
1 TERM AND USE.................................................  1
2 RENT.........................................................  2
3 CONSTRUCTION.................................................  3
4 TAXES........................................................  5
5 SUBORDINATION NON-DISTURBANCE AND ATTORNMENT.................  5
6 CONDITION OF PREMISES........................................  6
7 REPAIRS AND MAINTENANCE......................................  7
8 ENVIRON~TALMATTERS...........................................  7
9 ALTERATIONS..................................................  8
10 FIXTURES AND PERSONAL PROPERTY..............................  8
11 SIGNAGE.....................................................  9
12 LIENS.......................................................  9
13 LAWS AND ORDINANCES......................................... 10
14 SERVICES.................................................... 10
15 DAMAGE TO PREMISES.......................................... 11
16 INSURANCE................................................... 11
17 ASSIGNMENT, SUBLETTING AND OWNERSHIP........................ 13
18 ACCESS TO PREMISES.......................................... 14
19 DEFAULTS BY TENANT.......................................... 14
20 DEFAULTS BY LANDLORD........................................ 16
21 INDEMNITY................................................... 17
22 SURRENDER OF PREMISES ...................................... 17
23 EMINENT DOMAIN ............................................. 17
24 ATTORNEYS' FEES............................................. 19
25 NOTICES..................................................... 19
26 REMEDIES.................................................... 19
27 SUCCESSORS AND ASSIGNS...................................... 20
28 WAIVER...................................................... 20
29 HOLDING OVER ............................................... 21
30 INTERPRETATION.............................................. 21
31 COVENANT OF TITLE AND QUIET ENJOYMENT....................... 21
32 ESTOPPEL.................................................... 21
33 RECORDING................................................... 22
34 FORCE MAJEURE............................................... 22
35 LIMITATIONS ON LANDLORD'S LIABILITY......................... 22
36 CONSENT..................................................... 23
37 ZONING; DEED RESTRICTIONS, ETC.............................. 23
38 SEVERABILITY................................................ 23
39 GOVERNING LAW AND VENUE..................................... 23
40 DUPLICATE LEASES ........................................... 23
41 BROKERS..................................................... 24
42 SECURITY DEPOSIT............................................ 24
43 ENTIRE AGREEMENT............................................ 25
44 WAIVER OF JURY TRIAL........................................ 25

SCHEDULE OF EXHIBITS

         EXHIBIT "A" - Description of Premises
         EXHIBIT "B" - Site Plan of Premises
         EXHIBIT "C" - Subordination, Non-Disturbance and Attornment Agreement EXHIBIT "D" - Schedule of Plans and Specification for Improvements
                       Included in Premises

'

                                     LEASE

THIS LEASE, made and entered into as of the 14th day of September, 1995, between GALBREATH EQUITIES, INC., an Ohio corporation (hereinafter called "Landlords) and KIITLE'S HOME FURNISHINGS CENTER, INC., an Indiana corporation (hereinafter called "Tenants).

                                   WITHESSETH:

                   LANDLORD and TENANT hereby agree as follows:

                                DEMISED PREMISES

Landlord, for and in consideration of the covenants of Tenant hereinafter contained, does hereby demise and lease unto Tenant, and Tenant does hereby lease from Landlord, the parcel of land located on Britton Parkway in Columbus, Ohio, being more particularly described in Exhibit "A" attached hereto and made a part hereof, together with all buildings, improvements, futures and all other property of every kind, character and description owned by Landlord and located on or attached to said land or improvements (hereinafter collectively referred to as the "Demised Premises").

                                     ARTICLE 1

                                    TERM AND USE

A. The primary term ("Primary Term") of this Lease shall be for a period of fifteen (15) years, commencing on the "Commencement Date" (as hereinafter defined) and expiring at midnight on the fifteenth (15th) anniversary of the Commencement Date. The "Commencement Date" shall be the sixtieth (60th) day after "Delivery Date" (as defined in Article 3(C) below).

B. Provided Tenant is not in default of any term, condition or covenant contained in this Lease at the time of exercise of an option to renew the Lease, or when any renewal term commences, as the case may be, Tenant shall have the option of renewing this Lease for five (5) additional terms of five (5) years each (individually, a "Renewal Term") on the same terms and conditions as provided herein; provided that upon the expiration of the last renewal term for which Tenant shall have timely exercised its option as herein above provided, Tenant shall have no further renewal options hereunder.

Notice of the exercise of each such renewal option shall be given by Tenant to Landlord in writing not later than one hundred eighty (180) days prior to expiration of the Primary Term or the then-current Renewal Term. The Primary Term and any Renewal Term for which the option therefor has been duly exercised by Tenant, are herein sometimes collectively referred to as the "Term".

C. The Demised Premises may be used and occupied for the purpose of the display and sale of furniture, home furnishings and related products incidental thereto (the "Initial Use") as typically sold in other Kittle's Home Furnishings Stores; and for any other lawful retail use, provided that Landlord's prior written consent shall be required for any change from the Initial Use.

                                   ARTICLE 2

                                      RENT

Tenant does hereby covenant and agree to pay to Landlord, for the use and occupancy of the Demised Premises, at the times and in the manner hereinafter provided, the following sums of money ("Base Annual Rent"):

Commencing on the Commencement Date ("Rent Commencement Date.), Tenant shall pay Base Annual Rent equal to Seven Hundred Thirty-eight Thousand Seven Hundred Sixty-three Dollars and Fifty-nine Cents ($738,763.59) per Lease Year for the first three (3) Lease Years of the Term. Thereafter, the Base Annual Rent shall increase every three years as follows:

Lease Years                                            Base Annual Rent
  4-6                                                     $807,266.92
  7-9                                                      882,122.36
 10-12                                                     963,918.62
 13-15                                                   1,053,300.23


The term "Lease Year" shall mean and refer to the twelve (12) calendar month period beginning on the first day of the calendar month next succeeding the Commencement Date (unless the Commencement Date shall be the first day of a calendar month, then in that event beginning on the said Commencement Date) and each successive twelve (12) calendar month period thereafter during the Term. The installment of Base Annual Rent for any partial calendar month shall be prorated on the basis of a 30-day month. The first Lease Year and last Lease Year shall include any partial calendar month at the beginning or end of the Term, as the case may be.

The Base Annual Rent shall be paid in equal monthly installments, in advance, without notice or invoice from Landlord, on the first day of each and every month during the Term hereof. All payments shall be paid to Landlord at the address therefor set forth in Article 25 hereof or to such other payee or address as Landlord may designate in writing to Tenant.


                                   ARTICLE 3

                                  CONSTRUCTION

A. Landlord shall, at its sole cost and expense, construct the building and other improvements on the Demised Premises substantially in accordance with plans and specifications approved by Landlord and Tenant, as specifically described in Exhibit "D" attached hereto and by this reference made a part hereof (the "Plans"). The Plans shell not be changed without the prior written approval of Tenant ant Landlord. In the event Tenant requests a change to the Plans, Tenant shall pay to Landlord, at the time of the change order, the entire cost of any such change order requested by Tenant and approved by Landlord that increases the cost of constructing the improvements on the Demised Premises. Any delay caused by such change orders shall be deemed a "Tenant Caused Delay" (as defined in Article 3(D) below). Nothing in this Article 3 shall be deemed to constitute Tenant as the agent of Landlord in connection with the construction on the Demised Premises, and Tenant shall have no authority or control over such construction. Landlord shall sufficiently complete construction of said improvements so as to allow Tenant to commence receiving, storing and installing its fixtures, inventory and equipment (refixturing") on or before the "Delivery Date Deadline" (as defined in Article 3D below), subject to the terms and provisions of Article 3(D) below.

B. Prior to the Delivery Date, Tenant shall be entitled to enter the Demised Premises for the purpose of inspection of the Demised Premises. Tenant's entry upon the Demised Premises prior to the Commencement Date shall be at Tenant's sole risk. Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all liability, loss, cost, damage or expense, including without limitation, attorneys' fees and costs of litigation, ever suffered or incurred by Landlord and arising from or out of Tenant's entry upon the Demised Premises prior to the Commencement Date. From and after the dale of such entry Tenant shall maintain the liability insurance required under Article 1 6(B) below.

C. Prior to the completion of construction on the Demised Premises, Landlord shall deliver to Tenant a written notice setting, forth the date on which the Demised Premises are contemplated to be sufficiently complete and available for Tenant to commence its fixturing work (the "Delivery Date), which notice shall be given at least fifteen (15) days prior to the Delivery Date stated therein. The notice shall constitute delivery of possession of the Demised Premises to Tenant for fixturing work on the specified Delivery Date, provided that as of such date the improvements have been sufficiently completed so as to allow Tenant to commence its texturing work, and the Delivery Date shall not be deemed to have occurred until the Demised Premises is so available. Tenant shall deliver to Landlord. within thirty (30) days after the Delivery Date, a "punch list" of items not yet completed in accordance with the Plan6. Landlord shall in good faith and with all due diligence complete the work required by the "punch list" as soon as reasonably possible.

D. If the Delivery Date has not occurred by August 30, 1996 (the "Delivery Date Deadline"), Tenant may, upon written notice to Landlord and its mortgagee, elect to terminate this Lease as of the date which is one hundred twenty (120) days thereafter, provided that this Lease shall not be terminated and such notice shall be of no force or eject in the event that the Commencement Date shall occur within such 120-day period and provided further that in the event Landlord shall be in default under any first mortgage or deed of trust upon the Demised Premises, Tenant may not exercise such right of termination if the Commencement Date shall occur within one hundred twenty (120) days after the mortgagee has acquired possession of the Demised Premises, but in no event later than December 27, 1996.

If the Commencement Date is delayed beyond November 16, 1996, Tenant shall receive a credit on the earliest Base Annual Rent installments due under this Lease equal to Two Thousand Dollars ($2,000.00) for each day from and including November 17, 1996 until and including the actual Commencement Date or November 30, 1996, whichever is curlier, plus Three Thousand Dollars ($3,000.00) for each day from and including December 1, 1996 until and including the earlier of the actual Cornmencem0t Date or December 27, 1996. In the event the Cornmencement Date has not occurred on or before Dccember 27, 1996, Tenant shall have the option on December 28, 1996 to elect, by written notice to Landlord and its mortgagee, to either: (1) terminate this Lease as of that date; or (2) permit Landlord (or its mortgagee, as the case may be) to complete the improvement on the Demised Premise and upon the Commencement Date receive a credit equa1 to six
(6) months of Base Annual Rent installments on the earliest installments of Base Annual Rent due under this Lease. In the event Tenant fails to elect in writing either of these two (2) options, Tenant shall be destined to have elected the second option (i.e., 6 months Base Annual Rent credit). These credit, and option to terminate on December 27, 1996, if the Commencement Date has not occurred, shall be Tenant's only remedies for Landlord's (or its mortgagee's) failure to cause the Commencement Date to occur by December 27, 1996.

If Landlord and its contractors, agent or employees are prevented or delayed in the construction on the Demised Premises, or if Landlord and its contractors, agents or employees are delayed in the occurrence of the Delivery Date, due in either case to delays caused by Tenant (a Tenant Caused Delay") or by an event of Force Majeure, then in thy such event, the dates set forth above in this
Article 3(D) shall be extended to reflect the delays caused by an event of Force Majeure or a Tenant Caused Delay. Landlord shell be reasonable in determining the duration of a Tenant Caused Delay. On the occurrence of a delay in the construction on the Demised Premises due to Force Majeure, Landlord shall promptly send written notice thereof to Tenant. Notwithstanding the foregoing, the December 27, 1996 deadline set forth above shall not be extended due to Force Majoure.

E. Landlord shall cause the building and other improvements on the Demised Premises to be constructed, as of the Commencement Date, in a good and workmanlike manner, in substantial accordance with the Plans, end in substantial compliance with all applicable laws (including, without limitation, the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 ot seq., - ., as amended), regulations, ordinances and insurance requirements, and free from any mechanics' or materialmen's liens which Landlord shall bond or for which Landlord shall make similar provision for payment or disposition. All materials used in the construction on the Demised Premises shall be new. On the Commencement Date, Landlord shad use its best efforts to assign to Tenant all warranties it has received from contractors, workmen, suppliers and vendors in connection with the construction on the Demised Premises. If Landlord is unable to assign any such warranty, it shall use its best efforts to enforce such warranty on Tenant's behalf.

F. Upon delivery of the Demised Premises, Tenant shall install its fixtures, equipment and inventory, and perform such other work as shall be necessary or appropriate for the operation of its business; all of which shall be comparable in quality and appearance to other Kittle's Home Furnishings Stores in existence as of the Delivery Date.

                                      ARTICLE 4

                                       TAXES

Tenant  shall pay all real estate  taxes and  general  and  special  assessments
(including, but not limited to, the Tuttle Crossing Interchange maintenance assessment of $200 per acre per year pursuant to the Declaration of Covenant and Assessment affecting the Demised Premises) imposed upon the Demised Premises during the Term of this Lease, and, if and when instituted in the State of Ohio, any rent tax levied against the rentals due and payable under this Lease.

Tenant shall not pay, nor be required to pay income, excess profits, estate, inheritance, succession, transfer, franchise, capital or other tax assessments upon Landlord or the rentals payable under this Lease. Tenant may contest any tax or assessment at its own cost; provided however that Tenant shall deposit in escrow with Landlord an amount sufficient to pay the tax or assessment being contested, and provided that Tenant shall indemnify Landlord from any damages sustained by Landlord as a result of such tax contest. Landlord agrees to cooperate with Tenant and will use reasonable efforts to execute any document which may be reasonably necessary and proper for any proceeding. If necessary to avoid a forfeiture of Landlord's interest, Tenant will pay such real estate taxes under protest.

                                    ARTICLE 5

                       SUBORDINATION NON-DISTURBANCE AND ATTORNMENT

A. Upon written request of Landlord, or any mortgagee of Landlord, Tenant will in writing, subordinate its rights hereunder to the lien of any mortgage or deed of test now or hereafter in force against the Demised Premises and to all advances made or hereafter to be made upon the security thereof, providing, however, that the mortgagee or trustee named in said mortgage or trust deed shall agree that Tenants peaceable possession of the Demised Premises and its rights under this Lease will not be disturbed on account thereof so long as Tenant is not in default under this Lease.

B. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust, Tenant agrees to attorn to and recognize the purchaser upon any such foreclosure or sale as the Landlord under this Lease, provided Tenant's rights under this Lease shall not be affected by any such foreclosure or sale.

C. Landlord and Tenant agree that upon Tenant's receipt of notice from any such mortgagee Tenant shall pay the Base Annual Rent and any and all other sums that are due and payable to Landlord hereunder to such mortgagee. Tenant shall execute and deliver at Landlord's request a subordination, non-disturbance and attornment agreement in confirmation of the foregoing and substantially in the form attached hereto as Exhibit "C" and by this reference made a part hereof.

                                   ARTICLE 6

                             CONDITION OF PREMISES

Landlord agrees that, as of the Delivery Date, the Demised Premises will substantially comply with all present codes and regulations of governing authorities. If at any time thereafter the Demised Premises does not comply with codes and regulations of governing authorities, then except as hereinafter expressly provided, Tenant shall cause the Demised Premises to conform to and comply with such codes and regulations at Tenant's expense. In no event may
Tenant apply the cost of same against any rental obligations due hereunder. Landlord shall be responsible for paying any and all fines or penalties assessed by any governmental authority if the Demised Premises fail to comply with codes and regulations of governmental authorities prior to the Delivery Date as set forth above. Tenant shall cause all work in the Demised Premises after the Delivery Date to comply with all codes and regulations of governing authorities. Tenant shall be responsible for paying any and all fines or penalties for violation of codes and regulations of governmental authorities during the Term of this Lease with respect to items for which Tenant is responsible as set forth above. Notwithstanding the foregoing, in the event capital repairs or improvements shall be required by changes in the codes and regulations of governing authorities during the last two (2) years of the Term, which repairs or improvements are reasonably estimated to cost more than $25,000.00 and are not related to any alterations or improvements to the Demised Premises made by Tenant, Landlord will make such capital repairs or improvements at Landlord's expense or indemnify Tenant from any liability for failure to make such repairs or improvements in a timely fashion if Landlord shall desire to contest the applicability of such codes or regulations; provided that if Tenant shall thereafter elect to renew the Term of this Lease then the rent shall be increased during the renewal term by an annual amount necessary to amortize the cost of such repairs or improvements at an imputed interest rate of eight percent (8%) per annum over such renewal term.





                                    ARTICLE 7

                               REPAIRS AND MAINTENANCE

Tenant covenants and agrees, at its expense, to keep and maintain the Demised Premises in good order, condition and repair including without limitation, all buildings and improvements which may be a part thereof and all appurtenances thereto, including without limitation, all structural and non-structural portions of said buildings (including without limitation, the roof, walls (exterior and interior), foundations, floors, doors, windows, building systems, canopies, gutters, and downspouts), and all sidewalks, landscaping, parking areas, driveways and exterior lighting fixtures and facilities.

                                      ARTICLE 8

                                ENVIRONMENTAL MATTERS

A. Landlord represents and warrants that to the best of its actual knowledge, except as otherwise heretofore expressly disclosed in writing to Tenant by Landlord, no leak, spill discharge, emission or disposal of hazardous or toxic substances has occurred on the Demised Premises prior to the Delivery Date and that the soil, groundwater, and soil vapor on or under the Demised Premises is free of toxic or hazardous substances as of the Delivery Date.

B. Landlord represents and warrants that all materials which have been or will be incorporated into the Demised Premises by Landlord or its contractors are free from any and all hazardous or toxic substances (as defined in applicable environmental laws as of the Delivery Date), including, but not limited to, asbestos. Landlord agrees to indemnify, defend and hold Tenant harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss, including attorneys' fees, consultants' fees and experts' fees, which arise during or after the Term in connection with the presence or suspected presence of hazardous or toxic substances as a result of Landlord's breach of the foregoing representation.

C. Tenant represents and warrants that no handling, transportation, storage, treatment or usage of hazardous or toxic substances will occur on the Demised Premises. Tenant agrees to indemnify, defend and hold Landlord harmless from any claims, judgments, damages, fines, penalties, costs, liabilities (including sums paid in settlement of claims) or loss, induding attorneys' fees, consultants' fees, and experts' fees, which arise during or after the Term in connection with the presence or suspected presence of hazardous or toxic substances unless due to Landlord's breach of its representation in paragraph 8(B) above.




                                     ARTICLE 9

                                    ALTERATIONS

Tenant shall not make any structural alterations in any portion of the building on the Demised Premises, nor any alterations in the mechanical, electrical plumbing systems or in the store-front or the exterior of the building on the Demised Premises without, in each instance, first obtaining the written consent of Landlord, which shall not be unreasonably withheld or delayed. All alterations, additions, and improvements shall (except as otherwise provided herein) become, upon termination of this Lease, the property of Landlord. Tenant shall be permitted to make interior non-structural alterations, additions and improvements without Landlord's consent, provided: (a) such alterations, additions and improvements are performed in a good and workmanlike manner in compliance with all applicable laws, ordinances, rules and regulations of governmental authorities and in compliance with the terms and provisions of
Article 12 of this Lease; (b) Tenant shall insure such work under the commercial general liability insurance policy required by paragraph 1 6(B) below, and shall notify Landlord and the property insurer so that full replacement coverage is continually in place at Tenant's sole expense, as required by paragraph 1 6(A) below; and (c) Tenant shall remove any of its alterations and improvements designated by Landlord upon the expiration or earlier termination of this Lease as items required to be removed, and repair any damage caused to the Demised Premises as a result of such removal.

                                   ARTICLE 10

                          FIXTURES AND PERSONAL PROPERTY

Any trade fixtures, business equipment, inventory, trademarked items, signs, decorative soffit, removable partitions, counters, shelving, showcases, mirrors, lighting, floor covering, and other removable personal property installed in or on the Demised Premises by Tenant, at its expense, shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time during the Term, to remove any and all of such items, so long as such removal does not impair the structure or systems of the building. Tenant at its expense shall immediately repair any damage occasioned by the removal of its fixtures, signs and other personal property, and shall indemnify and hold Landlord harmless from all damages, costs and expenses incurred by Landlord and arising from the removal of such fixtures, signs and other personal property. Upon expiration or earlier termination of this Lease, Tenant shall leave the Demised Premises in a neat and clean condition in accordance with Article 21 below, free of debris, normal wear and tear excepted. All property of Tenant remaining on the Demised Premises after the expiration or earlier termination of the Term of this Lease shall at Landlord's option be deemed to have been abandoned and may be removed by Landlord at Tenant's expense, whereupon Tenant shall reimburse Landlord for the costs of such removal and costs of repair of any damage to the Demised Premises caused by such removal. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operation in the Demised Premises as well as upon its trade futures, merchandise and other personal property in or upon the Demised Premises.



                                    ARTICLE 11

                                      SIGNAGE

Tenant's original signage shall be included in the Plans. Any and all future alterations or replacements of such signage shall be at Tenant's expense in accordance with applicable governmental regulations and ordinances and shall be subject to Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Landlord will fully cooperate with Tenant in filing any required signage application, permit and/or variance for said approved signage.


                                    ARTICLE 12

                                       LIENS


Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge upon the Demised Premises arising out of any work performed by any contractor, mechanic or laborer or any material supplied by a materialman, engaged by Tenant or any party claiming by, through or under Tenant, and Tenant shall not suffer any other matter or thing whereby the estate, right and interest of Landlord in the Demised Premises might be impaired. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant's contractor to work in the Demised Premises shall be filed against the Demised Premises Tenant shall, within thirty (30) days after notice ofthe filing thereof, cause the same to be discharged of record by payment, deposit or bond. If Tenant shall fail to cause such lien or notice of lien to be discharged by either paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, Landlord shall be entitled, if Landlord so elects, to (i) defend any prosecution of an action for foreclosure of such lien by the lienor,
(ii) pay the amount claimed to be due, or (iii) procure the discharge of such lien by deposit or by bonding proceedings. Any and all costs and expenses, including attorneys' fees, incurred by Landlord in connection therewith, together with interest thereon at a rate equal to one percent (1%) per annum added to the then current per annum prime rate of interest as published from time to time in The Wall Street Journal (or, if that source is no longer available, another publication reasonably designated by Landlord) (changing automatically and immediately with any change in such published rate of interest) from the date of Landlord's payment thereof, shall be paid by Tenant to Landlord on demand. In the event Tenant diligently contests any such claim, Tenant agrees to indemnify, defend, and hold harmless Landlord from any and all costs, liability and damages, including attorneys' fees resulting therefrom, and, if requested, upon demand, immediately to deposit with Landlord cash or surety bond in form and with a company satisfactory to Landlord in an amount equal to one and one-half (1.5) times the amount of such contested claim.





                                   ARTICLE 13

                               LAWS AND ORDINANCES

A. Tenant agrees at all times to comply with all laws, ordinances, orders and regulations of governmental authorities affecting the Demised Premises and the cleanliness, safety or operation thereof Tenant agrees to comply with the regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to the Demised Premises.

B. Tenant agrees not to (i) permit any illegal practice to be carried on or committed on the Demised Premises; (ii) knowingly use or allow the Demised Premises to be used for any purpose that might invalidate or increase the rate of insurance therefor, (iii) keep or use or permit to be kept or used on the Demised Premises any flammable fluids, gases, or explosives without the prior written permission of Landlord, except for normal cleaning products; (iv) use the Demised Premises for any purpose whatsoever which creates a nuisance; (v) deface or injure the building on the Demised Premises; (vi) overload the floor,
(vii) commit or suffer any waste; or (viii) install any electrical equipment that overloads lines.

                                    ARTICLE 14

                                     SERVICES

A. Landlord agrees to cause the necessary mains, conduits and other facilities to be provided as of the Delivery Date to make water, sewer, gas, telephone and electricity available to the Demised Premises.

B. Tenant shall be solely responsible for and shall promptly pay all charges for the use and consumption of water, sewer, gas, telephone and electricity and all other utility services used within the Demised Premises.

C. Landlord shall not be liable to Tenant in damages or otherwise if the said utilities or services are interrupted or terminated because of necessary repairs, installations or improvements, or any cause beyond the Landlord's reasonable control, nor shall any such interruption or termination relieve Tenant of the performance of any of its obligations hereunder.

D. Tenant shall not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Tenant requires additional utility facilities the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord.

E. This Lease is a net lease and the Base Annual Rent shall be paid without notice, demand, counterclaim, set-off, abatement or reduction. During the Term of this Lease, Landlord shall have no cost, obligation, responsibility or liability whatsoever for repairing, maintaining, operating, improving or owning the Demised Premises, except under Articles 15 and 23 hereof and except where the necessity for any such repairs, maintenance or improvements has arisen from the willful misconduct or gross negligence of Landlord. Except as expressly set forth in Articles 3(D), 15 and 23 hereof, Tenant has no right or option to cancel or terminate this Lease.

                                ARTICLE 15

                             DAMAGE TO PREMISES

In the event the Demised Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use, by fire or other casualty insured or which should have been insured under the coverage which Landlord is obligated to carry pursuant to Article 16(A) hereof, then Landlord shall within one hundred twenty (120) days after such casualty commence repair of the Demised Premises and within two hundred ten (210) days after such casualty restore the same to substantially the condition in which it was immediately prior to the occurrence of the casualty, except as otherwise provided in this Article 15; provided that in no event shall Landlord be required to repair or replace Tenant's merchandise, trade fixtures, equipment, furnishings, and personal property. However, in the event that fifty percent (50%) or more of the Demised Premises is destroyed or rendered untenantable by fire or other casualty during the last year of the Term of this Lease (based upon the cost to replace the portion of the Demised Premises so damaged or destroyed as compared with the market value of the improvements immediately prior to such fire or other casualty as determined by a replacement cost appraisal obtained by Landlord at Landlord's expense), then Landlord or Tenant shall have the right to terminate this Lease effective as of the date of the casualty, by giving written notice of termination to the other within thirty (30) days after such casualty. However, Tenant shall have the right to nullify any such termination by Landlord, by exercising an option to renew this Lease (if available) within thirty (30) days after receipt of Landlord's notice of termination. If a notice of termination is timely given and not nullified as above provided, then this Lease shall terminate and Base Annual Rent and all other charges shall abate as aforesaid from the date of such casualty, and Landlord shall promptly repay to Tenant any rent paid in advance which has not been earned as of the date of such casualty. If said notice is not given and Landlord is required or elects to repair or rebuild the Demised Premises as herein provided, then Tenant shall repair and replace its merchandise, trade fixtures, furnishings and equipment to at least their condition prior to the damage or destruction. Except as herein expressly provided to the contrary, this Lease shall not terminate nor shall there be any abatement of rent or other charges as the result of a fire or other casualty.

                                    ARTICLE 16

                                    INSURANCE

A. Landlord agrees to carry, during the Term hereof, comprehensive insurance for fire, extended coverage, vandalism, malicious mischief and similar risks as determined by Landlord, insuring the improvements in the Demised Premises and all appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment and personal property) for the full replacement value thereof. Landlord, upon request, shall furnish Tenant a certificate of such insurance.

During the Term of this Lease, Tenant agrees to reimburse Landlord, for Landlord's annual total costs for the premiums for such insurance, within thirty
(30) days after written demand; provided that, at Tenant's request, Landlord shall cause such insurance contract to be competitively bid at three-year intervals by reputable insurers qualified to do business in the State in which the Demised Premises are located and which are reasonably satisfactory to Tenant.

B. From and after Tenant's entry upon the Demised Premises pursuant to Article 3(B) hereof, Tenant agrees to carry or cause to be carried commercial general liability insurance for the Demised Premises during the Term hereof, covering both Tenant and Landlord and any mortgagee as additional insureds, as their interests may appear, with terms and companies (rated an "A" or better by A M.
Best) reasonably satisfactory to Landlord and giving Landlord, Tenant, any mortgagee and other additional insureds a minimum of thirty (30) days' written notice by the insurance company prior to cancellation, termination or change in such insurance. The form of such insurance policies shall be subject to the approval of Landlord and any mortgagee. Such insurance shall be for limits of not less than Two Million (S2,000,000.00) Dollars for bodily injury, including death, and personal injury, arising out of any one occurrence and not less than Two Hundred Fifty Thousand ($250,000.00) Dollars for damage to property arising out of any one occurrence, or a policy having a combined single limit of Two Million ($2,000,000.00) Dollars, with umbrella or excess liability coverage of not less than Five Million ($5,000,000.00) Dollars, and the right to recovery thereunder shall not be subject to reduction in the event Landlord or any other party has insured the same risks (i.e., contain a clause providing that Tenant's coverage shall be primary and non-contributory over any other collectible insurance). Tenant shall also carry workers' compensation coverage, commercial automobile insurance covering owned, unowned or hired autos in limits of not less than One Million Dollars ($1,000,000.00), and business interruption insurance with limits sufficient to cover Tenant's rental obligations hereunder for not less than twelve (12) months. During Me term of this Lease, Tenant agrees to increase such limits at three-year intervals, if necessary in order for such limits to be consistent with the amount of liability insurance then customarily carried for similar properties in the area in which the Demised Premises are located.

C. Tenant shall maintain insurance covering the Tenant's furniture, fixtures, personal property, inventory and tenant's leasehold improvements & betterments on a 100% of replacement cost basis. The form shall be a "Special Causes of Loss" (induding back up of sewers) form, with co-insurance clause for an agreed amount basis. A blanket policy covering Tenant's property at the Demised Premises along with Tenant's property located elsewhere shall be permitted. The Landlord shall be listed as a loss payee with respect to those improvements made by Tenant which are a part of the Demised Premises.

   D. Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered by standard property insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof; provided that such waiver shall not invalidate the insurance coverage required under this Lease. This waiver shall not be required if the insurance carrier charges an additional premium in order to provide such waiver and the party benefiting from the waiver does not pay the additional premium within fifteen (15) days after written request for such payment.


                                   ARTICLE 17

                          ASSIGNMENT, SUBLETTING AND OWNERSHIP

A. Tenant shall not have the right to sublet, assign or otherwise transfer its interest in this Lease without Landlord's prior written consent; except as set forth in that certain Lease Assignment and Assumption Agreement by and among Landlord, Tenant and Masco Corporation ("Guarantor") of even date herewith (the "Assignment Agreements).

B. The consent by Landlord to any transfer, assignment, subletting, license or concession agreement, change of ownership or hypothecation shall not be unreasonably withheld or delayed provided that Tenant and any guarantor of Tenant's obligations hereunder shall remain primarily liable for performance of all of Tenant's obligations under this Lease. In exercising such right of consent to any proposed assignment, subletting or other transfer, Landlord shall be entitled to take into account any factor or factors relevant to such decision, and the factors which may cause Landlord to reasonably withhold its consent shall include, without limitation, the following: (i) Tenant desires to change the use (regardless of the proposed use), (ii) Tenant desires to transfer this Lease to an entity with insufficient financial resources or an insufficient or unsatisfactory operating history or to an entity with an unsatisfactory reputation in the industry, (iii) the sublessee (or assignee with respect to less than all of the Demised Premises) does not assume at least a proportionate share of the economic obligations under this Lease, or (iv) the remainder of the Demised Premises would be oddly shaped or configured, so as to be difficult to lease.

C. The transfer of any voting capital stock of Tenant or the voting capital stock of any corporate entity which directly or indirectly controls Tenant or any interest in any noncorporate entity which directly or indirectly controls Tenant, which transfer results in a change in the direct or indirect voting control of Tenant (whether such transfer occurs at one time or at intervals so that, in the aggregate, such a transfer shall have occurred) shall be deemed an assignment governed by the terms and provisions of this Article 17; provided, however, Tenant shall not be in default under this Lease, and no consent of Landlord shall be required, with respect to an offering of Tenant's voting stock to the public pursuant to a registered securities offering, the transfer of Tenant's voting stock on a national securities exchange or through the NASDAQ national market system (provided the owners of the existing capital stock of the Tenant on the date hereof retain at least twenty-five percent [25%]of the capital stock), the transfer of Tenant's voting stock to employees pursuant to a bona fide employee stock option plan, or in connection with the death of a shareholder.

D. Landlord's consent to a merger, consolidation or sale of all or substantially all of Tenant's assets shall not be unreasonably withheld or delayed provided that the purchaser or successor entity shall assume all of Tenant's obligations hereunder and provided that the net worth of such purchaser or successor by merger or consolidation shall not be less than Tenant's net worth prior to such merger, consolidation or sale of assets. Further, if Landlord consents to such a merger, consolidation or sale of all or substantially all of Tenant's assets by an assigning Tenant, Landlord will release said assigning Tenant if: (i) the net worth of the assignee assuming the Lease is at least 150% of the assigning Tenant's net worth prior to such merger, consolidation or sale of assets; and
(ii) Guarantor consents to said assignment and acknowledges and reaffirms in writing that it guarantees the assignee Tenant's obligations under this Lease to the same extent it guaranteed the Tenant's obligations at the beginning of this Lease.

                                  ARTICLE 18

                               ACCESS TO PREMISES

Upon reasonable prior notice, but in no event less than twenty-four (24) hours (except in the case of an emergency), Landlord may enter the Demised Premises during Tenant's business hours for purposes of inspection, to show the Demised Premises to prospective purchasers and lenders, or to perform obligations imposed upon Landlord by this Lease. Landlord shall endeavor in good faith not to materially interfere with Tenant's business in connection with Landlord's entry into the Demised Premises.

                                  ARTICLE 19

                              DEFAULTS BY TENANT

A. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

(i) Any failure by Tenant to pay when due the rent or make any other payment required to be made by Tenant hereunder where such failure continues for five
(5) days after written notice thereof from Landlord to Tenant; provided that such notice and cure period shall be required no more than two times in any twelve-month period, and any subsequent failure by Tenant to pay when due the rent or any other payment required to be made by Tenant hereunder shall constitute an immediate event of default for which no notice or cure period shall be required or allowed.

(ii) A failure by Tenant to observe and perform any other covenant or agreement of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, except that said thirty (30)-day period shall be extended for a reasonable period of time if the default is not reasonably susceptible of cure within said thirty (30/day period and Tenant commences said cure within said thirty (30)-day period and thereafter proceeds diligently to cure the default as soon as reasonably possible but in no event later than ninety (90) days after such thirty (30)-day period.

(iii) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession that is not restored to Tenant within thirty (30) days, or attachment, execution or other judicial seizure that is not discharged within thirty (30) days.

(iv) The failure by Tenant to actively conduct business in the Demised Premises for more than one hundred eighty (180) days unless such failure is due to casualty, condemnation or force manure pursuant to Article 33 hereof or is excused or permitted pursuant to the Assignment Agreement.

B. If Tenant is in default under this Lease, Landlord may pursue any one or more of the following remedies, separately or concurrently or in any combination, without any further notice or demand whatsoever and without prejudice to any other remedy which it may have for possession of the Demised Premises or for arrearages in Base Annual Rent or other amounts payable by Tenant: Landlord may terminate this Lease by giving Tenant written notice of termination, in which event Tenant shall immediately quit and vacate the Demised Premises and deliver and surrender possession of the Demised Premises to Landlord, and this Lease shall be terminated at the time designated by Landlord in its notice of termination to Tenant; with or without terminating this Lease, Landlord may enter upon and take possession of the Demised Premises, change the locks on all doors to the Demised Premises, and expel or remove Tenant and any other person who may be occupying the Demised Premises, without being liable for prosecution or any claim for damages; with or without terminating the Lease, Landlord may release the Demised Premises or any part thereof, on such terms ant conditions as Landlord may deem satisfactory, and Tenant shall reimburse to Landlord on demand any costs and expenses of any re-leasing, including any brokerage commissions or costs and expenses of alterations to the Demised Premises made in connection with such re-leasing, and Landlord may then receive the rent for any such re-leasing, in which event Tenant shall pay to Landlord on demand from time to time any deficiency that may arise by reason of such re-leasing; Landlord may collect from, and sue Tenant from time to time for, the amount of any Base Annual Rent, additional rental or other amounts then owing by Tenant to Landlord pursuant to this Lease; with or without terminating this Lease, Landlord may bring an action against Tenant to recover from Tenant all damages suffered, incurred or sustained by Landlord as a result of, by reason of or in connection with such default; or Landlord may do whatever Tenant is obligated to do under the terms of this Lease, in which event Tenant shall reimburse Landlord on demand for any costs and expenses incurred by Landlord in carrying out Tenant's duties and obligations under this Lease. No action taken by or on behalf of Landlord shall be construed to be an acceptance of a surrender of this Lease. No termination of this Lease shall affect Landlord's right to collect Base Annual Rent, additional rental or other amounts due for the period prior to termination. In the event of any termination, in addition to any other remedies set forth above, Landlord shall have the right to recover from Tenant upon such termination an amount equal to the excess of the Base Annual Rent, additional rental and other amounts to be paid by Tenant during the remaining Term of this Lease over the then reasonable rental value of the Demised Premises for the remaining Term of this Lease, discounted to then present value using a reasonable discount rate.

C. Tenant shall pay all costs and expenses incurred by Landlord as a result of any breach or default by Tenant under this Lease, including court costs and attorneys fees paid by Landlord.

D. If Base Annual Rent, additional rental or any other amount payable by Tenant under this Lease is not paid when due, Tenant shall pay to Landlord at Landlord's option a late charge equal to 5% of the amount not paid when due, and interest on the amount not paid when due at the rate of 16% per annum until paid.

E. The foregoing remedies are cumulative of, and in addition to, and not restrictive or in lieu of, the other remedies provided for herein or allowed by law or in equity, and may be exercised separately or concurrently, or in any combination, and pursuit of any one or more of such remedies shall not constitute an election of remedies which shall exclude any other remedy available to Landlord.

F. Landlord's forbearance in pursuing or exercising one or more of its remedies shall not be deemed or construed to constitute a waiver of any default or any remedy, and no waiver by Landlord of any right or remedy on one occasion shall be construed as a waiver of that right or remedy on any subsequent occasion or as a waiver of any right or remedy then or thereafter existing. No failure of Landlord to pursue or exercise any of its rights or remedies or to insist upon strict compliance by the Tenant with any term or provision of this Lease, and no custom or practice at variance with the terms of this Lease, shall constitute a waiver by Landlord of the right to demand strict compliance with the terms and provisions of this Lease.

G. If Landlord obtains possession of the Demised Premises as a result of the Tenant's abandonment of same or by a decree from a court of competent jurisdiction, this shall not be construed as an election to terminate this Lease unless Landlord provides Tenant with a written notice of this election.

                                            ARTICLE 20

                                     DEFAULTS BY LANDLORD

Except with respect to delivery of the improvements by Landlord and occurrence of the Commencement Date, as the same may be extended pursuant to Article 3(D) hereof, and Tenant's remedies with respect thereto, which are set forth in
Article 3 hereof h the event Landlord shall fail to complete punch list items relating to the Demised Premises in accordance with this Lease, restore the Demised Premises after casualty as required under Article 15 hereof or after a taking as required under Article 23 hereof, or shall fail to carry insurance as required under Article 16 hereof or its obligation of indemnity under Article 21 hereof, or shall breach its covenant of title and quiet enjoyment under Article 30 hereof, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant (except that said thirty (30)-day period shall be extended for a reasonable period of time if the default is not reasonably susceptible of cure within said thirty (30)-day period and Landlord commences said cure within said thirty (30)-day period and thereafter proceeds diligently to cure the default as soon as reasonably possible but in no event later than ninety (90) days after such thirty (30)-day period),Tenant shall have all rights and remedies available to it at law or in equity.

                                     ARTICLE 21

                                      INDEMNITY

Except for willful or grossly negligent acts of Landlord, its agents or employees (as to which Landlord shall indemnify Tenant), from and after the Delivery Date Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all liability, loss, cost, damage or expense, including without limitation, attorneys' fees and costs of litigation, ever suffered or incurred by Landlord and arising from or out of any occurrence in, upon, at or from the Demised Premises or arising from or out of the occupancy or use by Tenant of the Demised Premises or arising from or out of or occasioned wholly or in part by any act or omission by Tenant or its agents, employees, contractors, invitees, licensees or concessionaires. All of Tenant's warranties, representations and indemnifications set forth in this Lease shall survive the expiration or earlier termination of the Term of this Lease.

                                      ARTICLE 22

                                SURRENDER OF PREMISES

Tenant shall, upon expiration of the Term granted herein or any earlier termination of this Lease for any cause, surrender to Landlord the Demised Premises, including, without limitation, all building apparatus and equipment then upon the Demised Premises, and all alterations, improvements and other additions which may be made or installed by Landlord (and, if required by Landlords consent to Tenant making thorn, those so made or installed by Tenant) to, in, upon or about the Demised Premises, other than trade fixtures, signs and other personal property, which shall remain the property of Tenant pursuant to
Article 10 hereof, without any damage, injury or disturbance thereto, or payment therefor.

                                       ARTICLE 23

                                     EMINENT DOMAIN

A. (i) In the event that any portion of the building occupied by Tenant on the Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi-public authority, so that Tenant shall be unable to carry on its business within the Demised Premises after the taking in substantially the same manner as prior to the taking, then at the election of either Landlord or Tenant, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

(ii) In the event that more than twenty percent (20%) of the square footage of the parking area on the Demised Premises is taken under the power of eminent domain by any public or quasi-public authority, then Tenant shall have the right to terminate this Lease as of the date of the taking.

(iii) Notice of any termination relating to such eminent domain proceeding must be made by the party electing to terminate the Lease within sixty (60) days after receipt of written notice of such taking.

(iv) In the event of such termination, both Landlord and Tenant shall thereupon be released from any liability thereafter accruing hereunder.

B. In the event the Demised Premises, or any part thereof, shall be taken or condemned either permanently or temporarily for any public or quasi-public use or purpose by competent authority in appropriation proceedings or by any right of eminent domain, the entire compensation award therefor, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion or fee, shall belong to Landlord without any deductions therefrom for any present or future estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to Landlord, whether such damages are awarded as compensation for diminution in value of the leasehold, reversion or fee of the Demised Premises, Tenant shall, in the event this Lease is terminated by reason thereof, have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment, so long as Landlord's award is not reduced thereby.

C. If both Landlord and Tenant elect not to so terminate this Lease, Tenant shall remain in that portion of the Demised Premises which shall not have been appropriated or taken as herein provided, and Landlord agrees, at Landlord's cost and expense, to promptly restore the remaining portion of the Demised Premises to a complete unit of like quality and character as existed prior to such appropriation or taking, and thereafter all rental and payment obligations of Tenant shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining. In the event Landlord is obligated to restore the Demised Premises to a complete architectural unit, as above provided, Landlord shall not be required to spend for such work an amount in excess of the amount received by Landlord as damages for the part of the Demised Premises so taken, less any amount paid to Landlord's mortgagee from such award. For the purpose of this Article, a voluntary sale or conveyance in lieu of condemnation, but under threat of condemnation, shall be deemed an appropriation or taking under the power of eminent domain.

                                    ARTICLE 24

                                  ATTORNEYS' FEES

In the event that at any time during the term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable attorneys' fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal, in post judgment proceedings and bankruptcy or other insolvency proceedings.

                                    ARTICLE 25

                                     NOTICES

Notices and demands required or permitted to be sent to those listed hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by reputable overnight courier service and shall be deemed to have been given one (1) business day following deposit with the overnight courier service or three (3) days following deposit in the United States Mail, and addressed to:



LANDLORD
Galbreath Equities, Inc.
180 East Broad Street
Columbus, Ohio 43215
Attn: Mr. Sam L. VanLandingham

TENANT

Kittle's Home Furnishings Center, Inc.
8600 Allisonville Road
Indianapolis, Indiana 46250
Attn: Mr. James L. Kittle

or at such other address requested in writing by either party upon seven (7) days' notice to the other party.

                                    ARTICLE 26

                                     REMEDIES

All rights and remedies of Landlord and Tenant herein created or otherwise existing at law are cumulative, and one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

                                    ARTICLE 27

                               SUCCESSORS AND ASSIGNS

All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective legal representatives, successors and permitted assigns; it being understood and agreed, however, that the provisions of Article 17 are not impaired by this Article 27. Landlord shall have the unrestricted right from time to time to transfer the Demised Premises and to assign the Landlord's interests in this Lease. The term "Landlord", as used in this Lease, so far as covenants, conditions and agreements on the part of the said Landlord are concerned, shall be limited to mean the named Landlord herein, its successors and assigns, and in the event of any transfer or transfers of the interest of Landlord in the Demised Premises, the said Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants, conditions and agreements on the part of said Landlord contained in this Lease thereafter to be performed, provided that any amount then due and payable to Tenant by Landlord, or the then grantor, undo any provisions of this Lease, shall be paid to Tenant. It is intended by Landlord and Tenant that the covenants, conditions and agreements contained in this Lease on the part of the Landlord shall, subject to aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership. Tenant and Landlord "knowledge that Galbreath Equities, Inc. has disclosed to Tenant that it intends to assign its interests as Landlord under this Lease to an affiliate (a limited partnership, joint venture or other entity formed by Galbreath Equities, Inc. or one or more of its affiliates), and, not withstanding any of the foregoing to the contrary, upon such an assignment by Galbreath Equities, Inc. to its affiliate (including transfer of the security deposit, if then held by the Landlord), and assumption of the Landlord's obligations hereunder by that assignee, Galbreath Equities, Inc. shall be released of any and all obligations of the Landlord hereunder theretofore or thereafter to be performed or paid.

                                 ARTICLE 28

                                   WAIVER

The failure of either Landlord or Tenant to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default in the same or any other of the covenants, conditions and agreements of this Lease. No surrender of the Demised Premises by Tenant shall be effected by Landlord's acceptance of rental or by other means whatsoever unless the same is evidenced by Landlord's written acceptance of the surrender.




                                     ARTICLE 29

                                    HOLDING OVER

If Tenant or any party claiming under Tenant remains in possession of the Demised Premises or any part thereof after any termination or expiration of this Lease, Landlord, in Landlord's sole discretion, may treat such holdover as an automatic renewal of this Lease for a month to month tenancy subject to all the terms and conditions of this Lease provided herein, except that the monthly installments of Base Annual Rent shall be equal to one and one-half(l.5) times the monthly installments of Base Annual Rent due and payable under this Lease during the fifteenth (15th) Lease Year.

                                     ARTICLE 30

                                    INTERPRETATION

The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

                                     ARTICLE 31

                           COVENANT OF TITLE AND QUIET ENJOYMENT

Landlord covenants that it has full right, power and authority to make this Lease, and that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the rentals and performance of the covenants hereunder, shall and may peaceably and quietly have, hold and enjoy the Demised Premises and improvements thereon during the Term hereof, free of hindrance or interference, except as otherwise expressly provided herein, by anyone claiming by, through or under Landlord.

                                     ARTICLE 32

                                      ESTOPPEL

At any time and from time to time Tenant, within ten (10) days following the request of Landlord or any mortgagee, will execute, acknowledge and deliver an instrument, stating, if the same be true, that the copy of this Lease attached thereto is a true and exact copy of the Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the same is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of rent reserved hereunder or in the performance of the other terms, covenants and conditions hereof on the part of Landlord, to be performed, and that as of such date no default has been declared hereunder by either party, or if not, specifying the same.



                                      ARTICLE 33

                                      RECORDING

Tenant shall not record this Lease. Upon request of either party, the parties shall join in the execution of a memorandum or so-called "short-form" of this Lease for the purposes of recordation. Any recording costs associated with the memorandum or short form of this Lease shall be borne by the party requesting recordation.

                                      ARTICLE 34

                                    FORCE MAJEURE

In the event that either party hereto shall be delayed or hindered in or prevented from the performance required hereunder by reason of stakes, lockouts, labor troubles, failure of power, riots, insurrection, war, acts of God, or other reason of like nature not the fault of the party delayed in such performance, such party shall be excused for the period of delay. The period for the performance of any such act shall then be extended for the period of such delay; provided that in no event whatsoever shall Tenant be excused for any reason whatsoever from the payment when due of the Base Annual Rent, additional rent and any and all other amounts due Landlord hereunder.

                                      ARTICLE 35

                             LIMITATIONS ON LANDLORD'S LIABILITY

Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Landlord with respect to any of the teens, covenants and conditions of this Lease to be observed, honored or performed by Landlord, Tenant shall look solely to the estate and property of Landlord in the land and building(s) owned by Landlord comprising the Demised Premises for the collection of any judgment (or any other judicial procedures requiring the payment of money by Landlord) and no other property or assets of Landlord shall be subject to levy, execution, or other procedures for satisfaction of Tenant's remedies. Notwithstanding the foregoing, if Landlord shall fail to restore the Demised Premises after casualty pursuant to Article 15 hereof or after condemnation under Article 23 hereof, or shall fail to complete the construction of the building and other improvements on the Demised Premises pursuant to Article 3 hereof, then Tenant may proceed to enforce a judgment against Landlord upon any and all assets of Landlord (but not the separate assets of Landlord's partners or shareholders).


                                      ARTICLE 36

                                       CONSENT

Except as otherwise expressly provided elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give its consent or approval, such consent or approval shall not be unreasonably withheld or delayed.

                                      ARTICLE 37

                             ZONING; DEED RESTRICTIONS, ETC.

Landlord represents, warrants, covenants and agrees that as of the Commencement Date the Demised Premises can be used by Tenant as a retail furniture and home furnishings store. Landlord further covenants and agrees to use reasonable efforts to cooperate and provide assistance in obtaining certificates of occupancy, building permits and sign permits.

                                      ARTICLE 38

                                     SEVERABILITY

Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

                                      ARTICLE 39

                                  GOVERNING LAW AND VENUE

     This Lease shall be governed by the laws of the state in which the Demised Premises are located.



                                      ARTICLE 40

                                   DUPLICATE LEASES

This Lease may be executed in one or more counterparts or in duplicate, each of which shall be deemed to be a duplicate original, but all of which, taken together, shall constitute a single instrument.





                                      ARTICLE 41

                                        BROKERS

Tenant represents that it has had no dealing with any real estate brokers or agents in connection with the negotiation of this Lease, except for The Galbreath Company, whose commission shall be paid by Landlord pursuant to a separate agreement. Landlord and Tenant indemnify and hold each other harmless from and against any and all liability and cost which Landlord or Tenant may suffer in connection with real estate brokers claiming by, through, or under either party seeking any commission, fee or payment in connection with this Lease.

                                      ARTICLE 42

                                   SECURITY DEPOSIT

A. As security for the faithful performance by Tenant of all of the terms and conditions of this Lease throughout the Term on the part of Tenant to be performed, Tenant shall deposit with Landlord, on or before the Commencement Date, an irrevocable, unconditional letter of credit issued by a financial institution and otherwise in Some and substance acceptable to Landlord. Said letter of credit shall be in an amount equal to the sum of two (2) monthly installments of Base Annual Rent hereunder as payable during the initial three
(3) years of the Term. Landlord may, without notice to Tenant, draw upon said letter of credit upon the occurrence of a default by Tenant as set forth in
Article 19 hereof and at any time thereafter so long as such default shall remain uncured. Landlord may apply any amounts drawn upon said letter of credit to any amounts owed by Tenant to Landlord hereunder, in such order as Landlord shall determine in its sole discretion. Immediately after notice from Landlord of any draw upon said letter of credit, Tenant shall replace such letter of credit with a like letter of credit in the full amount required hereunder. Landlord may draw upon any such letter of credit if Tenant shall not renew or replace such letter of credit at least fifteen (15) days before the date of expiration thereof. Unless sooner returned as provided in Article 42(C) below, such letter of credit shall be returned to Tenant on the day set forth for the expiration of the Term, provided Tenant has fully and faithfully carried out all of the terms, covenants, agreements, warranties and conditions hereof on its part to be performed.

B. Notwithstanding anything elsewhere in this Lease which is or may be construed to be to the contrary, in the event of a sale or transfer of Landlord's interest in the Demised Premises, Landlord shall have the right to transfer the within described security deposits to the purchaser, and Landlord shall be relieved from all liability to Tenant for the return of such security deposit. Tenant shall look solely to the new owner for the return of said security deposit. The provisions of this Article 42 shall apply to every assignment of the aforesaid security deposit made to any new owner. The security deposited under this Lease shall not be mortgaged, assigned or encumbered by Tenant. In the event of a permitted assignment or subletting under this Lease by Tenant, the security deposit shall be held by Landlord as a deposit made by the permitted assignee or subtenant and the Landlord shall have no further liability with respect to the return of said security deposit to the Tenant.


C. Said letter of credit shall be returned to Tenant upon, and no further security deposit shall be required hereunder after the earlier to occur of: (i) the fifth (5th) anniversary of the Commencement Date, or (ii) the date upon which ORIX Real Estate Equities, Inc. or any of its affiliates ceases to hold any interest in Landlord and any mortgage on the Demised Premises; or (iii) Tenant, during any twelve (12) consecutive calendar months, has had Ten Million Dollars ($ 10,000,000.00) in "Gross Sales" (as hereinafter defined) from the Demised Premises (said $10,000,000.00 to be adjusted as of the 12th month of said preceding 12 month period by the change in CPI, as hereafter defined, commencing January, 1998, using December, 1997 as the base CPI). For the purpose of this Article 42(C), Gross Sales" shall mean the total amount of dollar value of all sales of furniture, other merchandise and services arising out of or payable on account of the business conducted on the Demised Premises by Tenant for cash or credit, including all orders for merchandise taken or sold at or from the Demises Premises, provided, however, said term "Gross Sales" shall exclude cash discounts; rebates; refunds; allowances to customers; the exchange of merchandise between the stores of Tenant; sales, excise or other taxes imposed by any governmental authority; and sales of fixtures or equipment not in the ordinary course of Tenant's business. .For the purpose of this Article 42(C), "CPI" shall mean the figure for all Urban Consumers (1982-84 = 100) United States City Average, All Items and Commodity Groups issued by the Bureau of Labor Statistics of the U.S. Department of Labor. In the event that the CPI should cease to be published at any time herein relevant, Landlord and Tenant agree to use any replacement index or the index most nearly approximating the CPI Index in terms of purpose and basis, as reasonably selected by Landlord.

                                    ARTICLE 43

                                 ENTIRE AGREEMENT

This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease and no prior agreements, letters, representations, warranties, promises, or understandings pertaining to any such matters shall be effective for any purpose. The Lease may be amended only by an agreement in writing signed by the parties hereto or their respective successors in interest.

                                    ARTICLE 44

                                WAIVER OF JURY TRIAL

To the extent permitted by applicable law, Landlord and Tenant hereby waive trial by jury in any matter arising out of or in any way connected with this Lease. The provisions of this Article shall survive the termination of this Lease.




IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first mentioned.

Signed and acknowledged in the Presence of:


Witness
Print Name:    /S/ Thomas F. Bove

Thomas F. Bove

Witness
Print Name:    /S/ Robert T. Wildman

Robert T. Wildman

Witness
Print Name:    /S/Nichole A. Palma

Nichola A. Palma


TENANT:

KITTLE'S HOME FURNISHINGS CENTER, INC.

By:    /S/ Jim Kittle, Jr.

Name:   Jim Kittle, Jr.

Title: C.F.O.

LANDLORD:

GALBREATH EQUITIES, INC.

By:    /S/ Douglas McCormick

Name:  Douglas McCormick

Title:   Vice President

STATE OF  INDIANA
)SS
COUNTY OF  MARION

The foregoing instrument was acknowledged before me this/11th day of January ,1996, by Jim Kittle, Jr. of Kittle's Home Furnishings Center, Inc., an Indiana corporation, on behalf of said corporation.

[SEAL]

STATE OF OHIO

COUNTY OF FRANKLIN )

                                    Notary Public
                                    /S/ Erida Young

                                    Erida Young

                                    My Comission Expires:

                                    September 11, 1998

) SS:



The foregoing instrument was acknowledged before me this 15TH day of January, 1996 by Douglas McCormick the Vice President, of Galbreath Equities, Inc., on behalf of said corporation.


                     /S/ David E. Ramsay
                                 David E. Ramsay
[SEAL]
                                                     Notary Public - Attorney

                                                My Commission has no expiration
                                                    O.R.L. 147.03
                                 EXHIBIT "A"
                                Legal Description

                           DESCRIPTION OF 6.228 ACRES
                       SOUTH OF TUTTLE CROSSING BOULEVARD
                          WEST OF INTERSTATE ROUTE 270
                                 COLUMBUS, OHIO
                                 August 5, 1995
                             Revised January 9, 1996

     Situated in the State of Ohio, County of Franklin, City of Columbus, being part of that 11.5388 acre tract of land as described in a deed to JNK Partnership, of record in Deed Book 3682, Page 241, all references herein being to the records located in the Recorder's Office, Franklin County, Ohio and being more particularly described as follows:

     Beginning at an iron pin found at the northeasterly corner of said 11.6388 acre tract, at the southeasterly corner of Lot 3 of "Tuttle Crossing Southwest", a subdivision of record in Plat Book 78, Pages 75 and 76 and in the westerly limited access right-of-way line of Interstate Route 270; Thence South 12.46'38" East, along said right-of-way line, a distance of 418.40 feet to an iron pin found at the southeasterly corner of said 11.6388 acre tract, the northeasterly corner of that 205.147 acre tract of land as described in a deed to Barbara Trueman, of record in Official Records Volume 5836, Page F20 and in the corporation line between the City of Columbus and the City of Hilliard; Thence South 76.42'54" West, along the common line between said 11.6388 acre tract and said 205.147 acre tract, a distance of 737.57 feet to an iron pin set in the easterly right-of-way line of proposed Britton Parkway, 80.00 feet in width;

Thence along said right-of-way line the following three courses:

     1.North 15.50'09" East, a distance of 155.95 feet to an iron pin set at a point of curvature;

     2.With the arc of a curve to the left, having a radius of 390.00 feet, a central angle of 29.05'08", the chord of which bears North 1.17'34" East, a chord distance of 195.86 feet to an iron pin set at the point of tangency;

     3. North 13.14'59" West, a distance of 90.67 feet to an iron pin set in the northerly line of said 11.6388 acre tract at the southwesterly corner of aforementioned Lot 3; Thence North 76.32'10" East, along the common line between said 11.6388 acre tract and said Lot 3, a distance of 616.03 feet to the place of beginning and containing 6.228 acres of land. Bearings herein conform to those of the referenced plat "Tuttle Crossing Southwest", i.e. North 76.32'10" East for the southerly line of Lot 3. Iron pin set consist of a 1" (O.D.) iron pipe, 30" long with a plastic cap inscribed "M-E ENG". This description was prepared by M-E Civil Engineering, Inc., based on information obtained from actual field surveys of the premises.

    This description was prepared by M-E Civil Engineering, Inc.




                            [PROPERTY SPLIT EXHIBIT]


                                   EXHIBIT "B"

                                   [SITE PLAN]





                                   EXHIBIT "C"

                          SUBORDINATION. ATTORNMENT AND
                            NON-DISTURBANCE AGREEMENT

     This Subordination,Attornrnentand Non-Disturbance Agreement (the "Agreement") is made and entered into as of the day of , 199 , by and among _____________________________________, a corporation (hereafter referred to as
"Tenant") , an Ohio limited partnership (hereafter referred to as either "Landlord". or "Borrower") and __________, a _______________________________
corporation (hereafter referred to as "Lender".

     WHEREAS, Lender has made a loan (the "Loans) to Borrower evidenced by, among other loan documents, a promissory note (the "Note") secured by a mortgage (the "Mortgage") constituting a first lien upon the land described in Exhibit "A" attached hereto and made a part hereof and the improvements thereon, as well as all of Landlord's right, title, interest, estate and claim now owned or hereafter acquired in, to or relating to the items described in the Mortgage (collectively, the "Property"); and

     WHEREAS, Landlord and Tenant entered into a certain lease dated , which lease provides for the direct payment of rents from Tenant to Landlord for the use and occupancy of that building located at . Columbus, Ohio (the "Premises") by Tenant, as more fully set forth in the lease (hereafter, the lease and all present and future amendments and modifications thereto, and extensions thereof, being herein referred to as the "Lease"); and

     WHEREAS, Lender wishes to obtain from Tenant certain assurances that Tenant will attorn to the holder of the Note and Mortgage in the event of such holder's exercise of its rights under the Note and Mortgage or to a purchaser at a foreclosure sale in the event of a foreclosure; and

     WHEREAS, Tenant wishes to obtain from Lender certain assurances that so long as Tenant is not in default of Tenant's obligations to Landlord under the Lease, Tenant shall not be disturbed in its peaceful possession of the Premises as a result of actions taken by Lender pursuant to its rights under the Mortgage; and

     WHEREAS, Tenant and Lender are both willing to provide such assurances to each other upon and subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter mentioned and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:



     1. Lender hereby consents to the Lease.

     2. The Lease is and shall be subject and subordinate at all times to the lien of the Mortgage and to all renewals, replacements and extensions of the Mortgage to the full extent of the principal sum and all other amounts secured thereby and interest thereon.

     3. In the event that Lender shall commence an action to foreclose the Mortgage or to obtain a receiver of the Premises, or shall foreclose the Mortgage by advertisement, entry and sale according to any procedure available under the laws of the state where the Premises is located, Tenant shall not be joined as a party defendant in any such action or proceeding (unless for some reason it may be necessary under applicable foreclosure laws, and then only for such limited purpose), and Tenant shall not be disturbed in its possession of the Premises, provided Tenant is not in default under the Lease past any applicable cure period.

     4. In the event that Lender shall acquire the Premises upon foreclosure, or by deed in lieu of foreclosure, or by any other means:

     (a) Tenant shall be deemed to have made a full and complete attornment to Lender so as to establish direct privily between Lender and Tenant;

     (b) All rights and obligations of Tenant under the Lease shall continue in full force and effect and be enforceable by and against Tenant respectively with the same force and effect as if the Lease had originally been made and entered into directly by and between Lender, as the landlord thereunder, and Tenant; and

     (c) Lender shall recognize and accept the rights of Tenant and shall thereafter assume the obligations of Landlord under the Lease in respect of obligations under the Lease thereafter falling due, except to the extent otherwise set forth herein.

     5. Nothing herein contained shall impose any obligations upon Lender to perform any of the obligations of Landlord under the Lease, unless and until Lender shall become owner or mortgagee in possession of the Premises. Tenant agrees with Lender that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall not be (a) liable for any action or omission of any prior landlord under the Lease, or (b) subject to any offsets or defenses which Tenant might have against any prior landlord, or (c) bound by any rent or additional rent which Tenant might have paid for more than the then-current month to any prior landlord, or (d) bound by any amendment or modification of the Lease made without Lender's consent. In addition, Tenant agrees and recognizes that if Lender shall succeed to the interest of Landlord under the Lease, Lender shall have no obligations with respect to any representations, warranties or covenants under the Lease which relate, in any way, to the environmental condition of the Premises or the Property or the compliance of the Premises or the Property with environmental laws or any laws relating to Hazardous Material, as defined in the Lease. The parties hereby acknowledge, agree and declare that, any such representations, warranties and covenants shall be terminated, destroyed, cut off and shall otherwise be unenforceable against Lender in the event and as a consequence of the foreclosure of the Mortgage, the sale of the Property at a judicially supervised sheriff's sale, or any other proceedings brought to enforce the Mortgage or a deed in lieu of foreclosure.

     6. Tenant shall give to Lender, at the address set forth herein, a copy of any notice of default or intent to terminate the Lease served by Tenant upon Landlord under the Lease. Lender will be permitted, but not obligated, to cure the default or cure the circumstances giving rise to Tenant's claimed right to terminate the Lease not later than sixty (60) days after the giving of the notice; provided that in the case of a cure which cannot with diligence be accomplished in the sixty-day period, Lender will have an additional period to cure with diligence, and further provided, however, in emergency situations, Tenant may take all appropriate action necessary to remedy such situation, and may do so with or without giving Lender any prior written notice.

     7. Any notice required -or desired to be given under this Agreement shall be in writing and shall be deemed given (a) upon receipt if delivered personally; (b) two (2) business days after being deposited into the U.S. mail if being sent by certified or registered mail, return receipt requested, postage prepaid; or (c) one (1) business day after being sent by reputable overnight air courier service (i.e., Federal Express, Airborne, etc.) with guaranteed overnight delivery, and addressed as follows:

If to Lender:

With a copy to:

If to Tenant:

With a copy to:



If to Borrower:

With a copy to:

Any party, at any time and from time to time (by providing notice to the other parties in the manner set forth above), may designate a different address or person, or both, to whom such notice may be sent.

8. This Agreement shall be binding upon and inure to the benefit of any person or entity acquiring rights to the Premises by virtue of the Mortgage and the successors, administrators and assigns of the parties hereto.

9. Landlord and Tenant jointly and severally acknowledge that the Assignment of Rents ("Assignment") to Lender provides for the direct payment to Lender of all rents and other monies due and to become due to Landlord under the Lease upon the occurrence of certain conditions as set forth in the Assignment, without Lender's taking possession of the Premises or otherwise assuming Landlord's obligations under the Lease. Upon receipt from Lender of a copy of the Assignment and written notice to pay such rents and other monies to or at the direction of Lender, Landlord hereby authorizes and directs Tenant thereafter to make all such payments to or at the direction of Lender, and releases Tenant from any and all liability to Landlord for any and all payment so made. Upon receipt of such notice and a copy of the Assignment, Tenant thereafter shall pay all monies then due and becoming due from Tenant under the Lease to or at the direction of Lender, notwithstanding any provision of the Lease to the contrary. Tenant agrees that Lender's demanding or receiving any such payments will not operate to impose any liability upon Lender for performance of any obligation of Landlord under the Lease. Such payments shall continue until Lender directs Tenant otherwise in writing. Tenant agrees not to pay any rent under the Lease more than one ( 1 ) month in advance without Lender's consent. The provisions of this Paragraph 7 will apply throughout the term of this Lease.

10. Landlord and Tenant jointly and severally agree that they will not amend or modify the Lease, or waive the benefit of any of its provisions, or in any way terminate or surrender the Lease or the Premises other than as expressly permitted under the Lease, and Landlord agrees not to exercise any right, remedy, election or option under the Lease or otherwise, except as expressly provided in both the Lease and this Agreement, without Lender's prior written approval. If Lender has not rendered its approval or disapproval within a period of thirty (30) days from the date of Lender's receipt of written request for such approval, then Lender shall be deemed to have disapproved such request. The parties also mutually agree that there will be no merger of the Lease and any other estate in the Premises without Lender's prior written consent.

11. Whenever requested by Lender, Landlord and Tenant from time to time shall severally execute and deliver to or at the request of Lender, and without charge to Lender, written certifications of all of the matters set forth in a typical Estoppel Certificate, whether Tenant has exercised any renewal option or options and any other information the Lender may reasonably require to confirm the current status of the Lease, including, without limitation, a confirmation that the Lease is and remains subordinate as provided in this Agreement.

        12. No personally or fixtures of Tenant are subject to the lien of the Mortgage.

13. If any proceedings are brought for the foreclosure of the Mortgage or if Lender shall succeed to the interest of Landlord under the Lease in any manner or way, Tenant agrees that the Lease at such time shall be automatically amended, without the necessity of executing any other instrument or agreement and notwithstanding any provision to the contrary contained in the Lease, to delete all of the specific provisions which are listed or identified in Section 5 hereof as having been subordinate and subject to being terminated.

14. The interest of Tenant under the Lease in and to any proceeds of insurance arising from any casualty to the Premises or the Property and all interest of Tenant in and to any award for the taking of the Property or the Premises under the power of eminent domain or any payment in lieu of such taking shall be subordinate to the interests of the Lender therein. Tenant shall not seek or accept any such proceeds or awards unless and until all amounts secured by the Mortgage are paid in full.

15. This Agreement shall be construed in accordance with the laws of the state where the Property is located, and any litigation arising out of this Agreement shall be brought in the state courts of such state or in the federal courts of such state, and all parties hereto consent to such courts as the venue of such litigation.

16. Landlord joins in the execution and delivery of this Agreement for the purpose of evidencing its consent to the terms and provisions hereof, and as between Landlord and Tenant, nothing herein contained shall be deemed to alter or modify the Lease. As between Lender and Landlord, nothing contained herein shall be deemed to alter or modify the terms and conditions of the Note, the Mortgage, or any other document or agreement regarding the mortgage loan made by Lender to Borrower.

17. WAIVER OF TRIAL BY JURY: ALL PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY ~ ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT.


IN  WITNESS  WHEREOF,   this  Subordination,   Attornrnent  and  Non-Disturbance
Agreement has been signed effective as of the day and year first above set forth.

Witnesses                                                       Tenant
Signed and acknowledged in the presence         ________________________________
of the following two witnesses as to each      a ___________________ corporation
signature:

 (i)________________________________
                (signature)                By:__________________________________
                                                       (signature)
      --------------------------------
                        (printed name)     _____________________________________
                                                      (printed name)
(ii)_________________________________
                        (signature)
                                           Its:_________________________________
     _________________________________                    (title)
                        (printed name)

Certificate of
Acknowledgment of Tenant
State of _____________)
                                       ) SS:
County of ___________)

        The foregoing instrument was acknowledged before me this ____ day of _________________, 19___, by _____________________________________ as
__________________________________     of    and    acting    on    behalf    of
___________________________________, a ___________________________ corporation.


----------------------------
Notary Public


IN  WITNESS  WHEREOF,   this  Subordination,   Attornrnent  and  Non-Disturbance
Agreement has been signed effective as of the day and year first above set forth.

Witnesses                                                     Landlord/Borrower

Signed and acknowledged in the presence  _______________________________________
of the following two witnesses as to each an Ohio limited partnership signature:

 (i)________________________________
                (signature)             By:  __________________________________
                                             an  Ohio corporation, its sole
                                      general partner
 By:________________________________
                                             --------------------------------
               (printed name)           ________________________________________
                                                (printed name)
(ii)_________________________________
                        (signature)
                                      Its:______________________________________
     _________________________________                          (title)
                        (printed name)

                               Certificate of
                         Acknowledgment of Landlord
State of  Ohio      )
                    ) SS:
County of  Franklin )

        The foregoing instrument was acknowledged before me this ____ day of _________________, 19___, by _____________________________________ as
__________________________________     of    and    acting    on    behalf    of
___________________________________, a ___________________________ corporation.


----------------------------
Notary Public

                         EXECUTION PAGE OF LENDER


Witnesses                                    Lender

Signed and acknowledged in the presence  _______________________________________
of the following two witnesses as to each a _______________________ corporation signature:

 (i)________________________________
                (signature)             By:__________________________(Signature)
    -------------------------------
                 (printed name)         ________________________________________
                                                     (printed name)
(ii)_________________________________
                (signature)
                                      Its:______________________________________
     _________________________________                  (title)
              (printed name)

                              Certificate of
                         Acknowledgment of Lender
State of  Illinois      )
                        ) SS:
County of  Cook         )

        The foregoing instrument was acknowledged before me this ____ day of _________________, 19___, by _____________________________________ as
__________________________________     of    and    acting    on    behalf    of
___________________________________, a ___________________________ corporation.


----------------------------
Notary Public

                               EXHIBIT "D"

                         DESCRIPTION OF PLANS

KITTLE'S
Number                   Title                Date        Revision Date
Civil Drawings
        C1        Cover Sheet                8/31/95     Rev. #1 - 9/08/95
        C2        Grading/Drainage Plan      8/31/95     Rev. #1 - 9/08/95
        C3        Profiles                   8/31/95     Rev. #1 - 9/08/95
        C4        Profiles                   8/31/95     Rev. #1 - 9/08/95
        C5        Sediment & Erosion Control Plan 8/31/95 Rev. #1 - 9/08/95
        C6        Miscellaneous Utility Plan 8/31/95
        C7        Site Staking Plan          8/31/95

Architectural
A1                Site Plan                  8/31/95     Rev. #4 - 10/23/95
A2                Floor Plan                 8/31/95     Rev. #6 - 12/05/95
A3                Roof Plan                  8/31/95     Rev. #3 - 10/10/95
A4                Reflected Ceiling Plan     8/31/95     Rev. #3 - 10/10/95
A5                Reflected Ceiling Plan     8/31/95     Rev. #3 - 10/10/95
A6                Reflected Ceiling Plan     8/31/95     Rev. #3 - 10/10/95
A7                Floor and Wall Finish Plan 8/31/95     Rev. #3 - 10/10/95
A8                Floor and Wall Finish Plan 8/31/95     Rev. #3 - 10/10/95
A9                Not Used
A10               Finish Schedules           8/31/95     Rev. #3 - 10/10/95
A11               Doors Schedule and Door Details 8/31/95 Rev. #6 - 12/05/95
A12               Wall Sections              8/31/95     Rev. #5 - 11/13/95
A13               Wall Sections              8/31/95     Rev. #5 - 11/13/95
A14               Interior Elevations        8/31/95     Rev. #3 - 10/10/95
A15               Interior Elevations        8/31/95     Rev. #3 - 10/10/95
A16               Interior Elevations        8/31/95     Rev. #1 - 9/08/95
A17               Interior Elevations        8/31/95     Rev. #3 - 10/10/95
A18               Interior Elevations        8/31/95     Rev. #3 - 10/10/95
A19               Interior Details and Enlarged Plan  8/31/95 Rev. #5 - 11/13/95
                               At Restrooms
A20               Building Elevations and Sections 8/31/95  Rev. #5 - 11/13/95
A21               Cabinetry Plans and Elevations 8/31/95    Rev. #3 - 10/10/95
A22               Cabinetry Plans and Elevations 8/31/95    Rev. #3 - 10/10/95
A23               Cabinetry Details          8/31/95     Rev. #3 - 10/10/95
A24               Miscellaneous Details      8/31/95     Rev. #3 - 10/10/95

                                   Page 1 of 2

-
                                    KITTLE'S

Number                  Title                    Date    Revision-Date
A25     Miscellaneous Details                 8/31/95    Rev. #1 - 9/08/95
A26     Miscellaneous Details                 8/31/95    Rev. #3 - 10/10/95
A27     Enlarged Plan at Mechanical Room      8/31/95    Rev. #6 - 12/05/95
                   And Stair Detail
A28     Enlarged Plan-Storefront and Elevation  8/31/95 Rev. #5 - 11/13/95
A29     Enlarged Plan                         8/31/95    Rev. #5 - 11/13/95
A30     Specifications                        8/31/95    Rev. #3 - 10/10/95
A31     Specifications                        8/31/95    Rev. #3 - 10/10/95
A32     Specifications                        8/31/95    Rev. #3 - 10/10/95

Structural
S-1     Foundation Plan                       8/31/95    Rev. #3 - 9/26/95
S-2     Foundation Plan Sections & Details    8/31/95    Rev. #2 - 9/14/95
S-3     Roof Framing Plan                     8/31/95    Rev. #2 - 9/14/95
S-4     Roof Framing Plan Sections & Details  8/31/95
S-5     Ceiling Framing Plans                 8/31/95
S-6     Ceiling Sections and G.N.             8/31/95
S-7     Pier Details, Mezzanine Framing Plan  8/31/95    Rev. #2 - 9/14/95
                   And Miscellaneous Details

Plumbing
P-1     Plumbing Plans                        8/31/95    Rev. #3 - 10/10/95
P-2     Plumbing Details                      8/31/95    Rev. #3 - 10/10/95
P-3     Plumbing Details                      8/31/95    Rev. #3 - 10/10/95

HVAC
H-1     HVAC Plan                             8/31/95    Rev. #1 - 9/08/95
H-2     HVAC Details                          8/31/95    Rev. #3 - 10/10/95
H-3     HVAC Details                          8/31/95    Rev. #2 - 9/14/95

Electrical
E-1     Lighting Plan                         8/31/95    Rev. #3 - 10/10/95
E-2     Power Plan                            8/31/95    Rev. #3 - 10/10/95
E-3     Electric Details                      8/31/95    Rev. #3 - 10/10/95
E-4     Panel Diagrams                        8/31/95    Rev. #3 - 10/10/95

Site Utilities
SU-1    Site Utilities                        8/31/95    Rev. #3 - 10/10/95

                         SUPPLEMENTAL LEASE AGREEMENT

THIS SUPPLEMENTAL LEASE AGREEMENT is attached to and made a part of the Lease dated as of the 14th day of September, 1995 (the "Lease") by and between GALBREATH EQUITIES, INC., an Ohio corporation, as Landlord, and KITTLE'S HOME FURNISHINGS CENTER, INC., an Indiana corporation, as Tenant ("Tenant"), which Lease was assigned by Galbreath Equities, Inc. to ORIX GF Columbus Venture, an Ohio general partnership ("Landlord").

                      By this Supplemental Lease Agreement dated as of the 4 day of March, 1997, Landlord and Tenant agree as follows:

1. All defined terms in the Lease are incorporated herein by reference.

2. Any work to be performed by Landlord has been completed.

3. The Commencement Date pursuant to the terms of the Lease is November 22, 1996.

                  4. The Base Annual Rent is as follows:

             LEASE YEARS                               BASE ANNUAL RENT
1 - 3 (November 22, 1996 - November 30, 1999)           $  738,763.59
4 - 6 (December 1, 1999 - November 30, 2002)            $  807,266.92
7 - 9 (December 1, 2002 - November 30, 2005)            $  882,122.36
10 - 12 (December 1, 2005 - November 30, 2008)          $  953,918.92
13 - 15 (December 1, 2008 - November 30, 2011)          $1,053,300.23
LEASE YEARS (EXTENSIONS)
16 - 18 (December 1, 2011 - November 30, 2014)          $1,150,969.60
19 - 21 (December 1, 2014 - November 30, 2017)          $1,257,695.56
22 - 24 (December 1, 2017 - November 30, 2020)          $1,374,317.90
25 - 27 (December 1, 2020 - November 30, 2023)          $1,501,754.28
28 - 30 (December 1, 2023 - November 30, 2026)          $1,641,007.45
31 - 33 (December 1, 2026 - November 30, 2029)          $1,793,173.15
34 - 36 (December 1, 2029 - November 30, 2032)          $1,959,448.72
37 - 39 (December 1, 2032 - November 30, 2035)          $2,141,142.52
40      (December 1, 2035 - November 30, 2036)          $2,339,684.24



As shown above, Base Annual Rent shall increase every three (3) Lease Years during the term and any extended term of the Lease. Said adjusted Base Annual Rent is determined by multiplying the then current Base Annual Rent by 1.092727.

5. In accordance with the provisions of the Lease, Tenant's obligation to pay Base Annual Rent and all other amounts to be paid by Tenant under the Lease commenced on the date set forth in Paragraph 3 above (which payment shall have been prorated as set forth in the Lease if the date set forth in Paragraph 3 above is any day other than the first day of the month).

6. As of the date hereof, neither Tenant nor Landlord is aware of any default under the Lease or of any circumstance which the passage of time and/or the giving of notice could result in a default thereunder.

7. Notices and demands required or permitted to be sent to those listed in the Lease shall be sent and addressed to:

LANDLORD:       ORIX GF Columbus Venture
                c/o ORIX Columbus, Inc.
                100 North Riverside Plaza
                Suite 1400
                Chicago, Illinois 60606
                Attn: Mr. James H. Purinton

TENANT:         Kittle's Home Furnishings Center, Inc.
                8600 Allisonville Road
                Indianapolis, Indiana 46250
                Attn: Mr. James L. Kittle

or at such other address requested in writing by either party upon seven (7) days notice to the other party.


IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Lease Agreement to be executed the day and year first above written.

KITTLE'S HOME FURNISHINGS                       ORIX GF COLUMBUS VENTURE,
CENTER, INC.                                    an Ohio General Partnership
an Indiana Corporation



By: /s/ Jim Kittle, Jr.                     By:  ORIX Columbus, Inc.
Name: Jim Kittle, Jr.                            an Illinois Corporation
Titled: CEO                                     Its: General Partner



                                        By:  /s/ James H. Purinton
                                        Name:  James H. Purinton
                                        Title: Executive Vice Pres.

                                  EXHIBIT 3
-----------------------------------------------------------------------------
                             GUARANTY OF LEASE

         This Guaranty made as of September 14, 1995, is given by Masco Corporation, a Delaware corporation (hereinafter) called the "Guarantor"), to Galbreath Equities, Inc., an Ohio corporation, its successors and assigns (hereinafter called the "Landlord").

W I T N E S S E T H:

          In order to induce the Landlord to demise to Kittle's Home Furnishings Center, Inc. (hereinafter referred to as the "Tenant") certain premises (the "Premises") at Tuttle Crossing in Columbus, Ohio, and being described in and pursuant to a certain Lease dated as of September 14, 1 995 (hereinafter referred to as the "Lease"), which Lease shall be to the direct benefit of the Guarantor (due to the anticipated sales of home furnishings products of the Guarantor and its subsidiaries from the retail furniture store to be operated by Tenant in the Premises), the Guarantor agrees as follows:

          1. The Guarantor does hereby unconditionally and absolutely guarantee to the Landlord the full, prompt, and complete payment by Tenant during the fifteen (15) year Primary Term of the Lease of (i) an amount equal to any shortfalls on payment of Base Annual Rent (as the same is defined in the Lease) at any time due and payable, up to a maximum of twenty-five percent (25%) of the Base Annual Rent earned and unpaid, and (ii), in the event that the Landlord elects to terminate the Lease, in addition to all amounts accrued and due to the Landlord from the Guarantor pursuant to clause (i) above up to the date of termination, an amount equal to the sum of (a) twenty-five percent (25%) of Base Annual Rent which would have been earned but for the termination of the Lease, for the remainder of the Primary Term (100% thereof hereinafter referred to as "Post Termination Base Annual Rent") reduced (but not below zero) by all amounts which the Landlord has recovered and/or could reasonably be expected to recover from a reletting of the Premises for the remainder of the Primary Term (the "Reletting Proceeds") that exceed seventy-five (75%) of said Post Termination Base Annual Rent, plus, subject to the Guaranty Cap (as defined below), (a) so much of the actual, if already relet, or expected reasonable and prudently incurred customary costs of reletting, such as tenant improvements, lease commissions, and advertising expenses, allocable to the remainder of the Primary Term (which would be a pro rata share of such reletting costs amortized over the term of the new lease, if longer than the remainder of the Primary Term) (the "Costs of Reletting") that exceeds the sum by which the Reletting Proceeds exceed the Post Termination Base Annual Rent, all such amounts being reduced to their net present value at the time of calculation and award hereunder by a discount factor mutually agreed upon by Guarantor and Landlord (the "Guaranteed Obligations"). In no event shall the Guarantor's liability for Guaranteed Obligations calculated pursuant to clause (ii) above exceed an amount equal to twenty-five percent (25%) of the present value of the Post Termination Base Annual Rent (the "Guaranty Cap"), plus costs of determination and collection hereunder. (EXAMPLE: Guaranteed Obligations equal: (A) 25 % of pre-termination Base Rent earned and unpaid; plus ((B)) the greater of: zero; or the present value of 25% x Post Termination Base Rent, minus the present value of Reletting Proceeds in excess of the present value of 75% x Post Termination Base Rent; plus (C) the greater of: zero; or the Cost of Reletting, minus the present value of the Reletting Proceeds in excess of the present value of the

Post Termination Base Rent; plus (D) all costs of collection from Guarantor; and plus (E) one-half the Cost of the Arbitor, if one is required, provided that the sum of items (13) and (C) above shall not exceed the Guaranty Cap.)

         2. In the event that the Landlord has terminated the Lease during its Primary Term and the Guarantor and the Landlord cannot agree to a calculation of the amounts payable under clauses (i) and/or (ii) of Paragraph 1 above (e.g. cannot agree upon figure for Post Termination Base Rent, discount factor, or other item required to complete the calculation), within ten (10) days after demand by the Landlord for arbitration hereunder, the Landlord and the Guarantor shall submit such calculation to binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association then in effect in Columbus, Ohio, determined by a single arbitrator (herein referred to as the "Arbitor") who shall be selected by one arbitrator selected by the Landlord and one arbitrator selected by the Guarantor, all such arbitrators having at lease five (5) years experience in the commercial real estate market in Columbus Ohio, and being appraisers with the MAI designation. The Guarantor and the Landlord shall select their respective arbitrators within ten (10) days after said demand by the Landlord, and said two (2) arbitrators shall agree upon and designate by written notice to the Landlord and the Guarantor the arbitrator to be used hereunder within ten ( 10) days after the last of their selections. The Arbitor so designated shall calculate the amount to be payable under clauses (i) and/or
(ii) of Paragraph 1 above, within thirty (30) days of his or her selection, and such decision shall be binding on the Guarantor and the Landlord, and fully enforceable in any court of competent jurisdiction. If the Guarantor fails or refuses to select its arbitrator within said ten (10) days after demand for arbitration by the Landlord, and fails, within an additional ten (10) days following notice from Landlord of such failure to select, to notify Landlord of Tenant's selection of its arbitrator, the arbitrator selected by the Landlord shall be the Arbitor for the purposes of this Paragraph 2. The Guarantor and the Landlord shall each pay the cost of their own respective arbitrator, plus one-half of the cost of the Arbitor.

         3. Except as hereinafter expressly set forth in this Guaranty and in the Lease Assignment and Assumption Agreement (defined below), the Guarantor waives any and all notices which by law or under the terms and provisions of the Lease are required to be given to the Tenant, including any demand for or notice of default of the payment of Base Annual Rent payable by the Tenant under the Lease; and the Guarantor does further expressly hereby waive any legal obligation, duty, or necessity for the Landlord to proceed first against the Tenant or to exhaust any remedy the Landlord may have against the Tenant, it being agreed that in the event of default or failure of performance in any respect by the Tenant under the Lease, the Landlord may proceed and have right of action solely against the Guarantor or the Tenant or jointly against the Guarantor and the Tenant. Until all amounts due the Landlord under the Lease have been paid in full, the Guarantor shall have no right of subrogation against the Tenant, except that the Guarantor shall have the right to seek reimbursement from the Tenant from time to time if at the time the Guarantor exercises such right (a) all amounts due under the Guaranty have been paid in full, (b) the Tenant is not then in default under the Lease, and (c) such action by the Guarantor shall not render the Tenant insolvent nor have a material adverse effect on the Tenant's ability to operate it business at the Premises.


          4. In the event of any bankruptcy, reorganization, winding up or similar proceedings with respect to the Tenant, no limitation of the Tenant's liability under the Lease which may now or hereafter be imposed by any federal, state, or other statute, law, or regulation applicable to such proceedings, shall in any way limit the obligation of the Guarantor hereunder, which obligation is coextensive with the Tenant's liability as set forth in the Lease without regard to any such limitation.

          S. In the event it shall be asserted that the Tenant's obligations are void or voidable due to illegal or unauthorized acts by the Tenant in the execution of the Lease, the Guarantor shall nevertheless be liable hereunder to the same extent as the Guarantor would have been if the obligations of the Tenant had been enforceable against the Tenant.

          6. In the event suit or action be brought upon and in connection with the enforcement of this Guaranty, the Guarantor shall pay reasonable attorneys' fees and all court costs incurred by the Landlord. Notwithstanding the foregoing, if, as a result of a dispute between the Landlord and the Guarantor, any legal action is brought in court by the Landlord against the Guarantor or vice versa hereunder, the unsuccessful party in such action shall pay to the prevailing party therein its reasonable costs and expenses and reasonable attorney's fees which shall be fixed by the court(s) through all levels of appeal.

          7. Except as hereinafter provided, this Guaranty shall remain in full force and effect as to any modification or amendment of the Lease and as to any assigns of the Tenant's interest under the Lease, and despite any subletting of all or any portion of the Premises. Notwithstanding anything to the contrary contained in this Guaranty or the Lease, if (a) the Landlord and the Tenant enter into any modification or amendment of the Lease which materially increases the Guaranteed Obligations without first obtaining the Guarantor's consent to such modification or amendment, the Guarantor shall not be liable for any incremental increase in the Guaranteed Obligations under the Lease which results from such modification or amendment (but, except as to any such incremental increase, the Guarantor shall not otherwise be released from any obligations hereunder); and (b) if the Landlord shall consent to any assignment, sublease, or other transfer of the Tenant's interest under the Lease (including by reason of a transfer of the capital stock of Tenant, except for transfers (i) in connection with the death of a shareholder, (ii) pursuant to employee option plans, or (iii) in connection with a public offering, provided the owners of the existing capital stock of the Tenant on the date hereof retain at least twenty-five percent (25%) of the capital stock) (collectively a "Transfer") without first obtaining the written consent of the Guarantor, then the Guarantor shall be released from all obligations under this Guaranty from the effective date of the Transfer. Landlord may from time to time without notice to or consent of Guarantor release or compromise any liability of the Tenant or any other party primarily or secondarily liable under the Lease without impairing or affecting the liability of the Guarantor hereunder.

     8. The Guarantor, the Tenant, and the Landlord have concurrently herewith executed a Lease Assignment and Assumption Agreement (the "Lease Assignment and Assumption Agreement") which sets forth the Guarantor's, Tenant's and Landlord's rights and obligations relative to the assignment and assumption of the Lease. If the Guarantor fails to give a Possession Notice (as defined in said Lease Assignment and Assumption Agreement) within thirty (30) days of Landlord's Demand (as defined in said Lease Assignment and Assumption Agreement and as such period may be extended during a cure or grace period), then the Guarantor shall commence payment of the Guaranteed Obligations (including any Guaranteed Obligation which accrued prior to that time) without taking possession; however, the Guarantor shall have the right to give the Landlord a Possession Notice for any continuing default of Tenant until the Landlord terminates the Lease due to such default. If the Guarantor gives the Landlord a Possession Notice and the Landlord thereafter actually obtains uncontested possession of the Premises, but the Landlord refuses for reasons within the Landlord's control to allow the Guarantor to have possession of the Premises pursuant to said Lease Assignment and Assumption Agreement, this Guaranty may thereafter be terminated by Guarantor and made unenforceable if (i) the Guarantor notifies the Landlord and the holder of the first mortgage on the Premises (if Guarantor has been notified of the existence and address for purposes of notice of such first mortgage holder) of such failure to allow possession and the Guarantor's intent to terminate this Guaranty as a result thereof; and (ii) the Landlord or said first mortgage holder fails within thirty (30) days after the giving of said notice by the Guarantor to either deliver possession of the Premises to the Guarantor, or provide the Guarantor evidence reasonably satisfactory to Guarantor that delivery of uncontested possession is beyond the Landlord's control. Further, notwithstanding any other terms of this Guaranty, the Guarantor shall not be liable under this Guaranty for any monthly installment of Base Annual Rent for a calendar month that is more than six (6) months prior to the calendar month during which the earliest Landlord's Demand relating to an uncured Tenant's default is given.

          9. The rights and obligations of the parties to this Guaranty shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the Guarantor and the Landlord. The Landlord's interest under this Guaranty may be assigned by it by way of security or otherwise.

          10. Any notice, demand, request or other communication required or permitted to be given hereunder shall be in writing, and be deemed to have been properly given to and receive by the Landlord or the Guarantor, as the case any be, and to be effective (a) if sent by tested telex or cable, or hand delivered against receipt therefor (provided that notice is also coincidentally sent by another method of transmittal), or by telecopy, or other facsimile transmission, on the day on which delivered the Landlord or the Guarantor, as the case may be, at the respective addresses set forth below, or if such day of delivery is not a business day, on the first business day thereafter, or (b) if sent by registered or certified mail, return receipt requested, postage prepaid, on the firth (5th) day after the day on which deposited in any post office station or letter box, addressed to the Landlord or the Guarantor, as the case may be, at their respective addresses. Addresses for notice to any such party may be changed to another single address in the continental United States by written notice to the other party and to the person receiving copies, except that any such notice changing addresses shall not be effective until actually received by the other party(ies).


If to the GUARANTOR:
To:                                        Masco Home Furnishings Group, Inc.
                                           1300 National Highway
                                           P.O. Box 759
                                           High Point North Carolina 27264
                                           Attention: President
                                           Telecopy: (910) 476-2656


with copy to:                              Masco Corporation
                                           21001 Van Born Road
                                           Taylor, Michigan 48180
                                           Attention: General Counsel
                                           Telecopy: (313) 374-6430


If to the LANDLORD:
To:                                        Galbreath Equities, Inc.
                                           180 East Broad Street
                                           Columbus, Ohio 43215
                                           Attention: President
                                           Telecopy: (614) 221-0075


with copy to:                              Galbreath Equities, Inc.
                                           180 East Broad Street
                                           Columbus, Ohio 43215
                                           Attention: General Counsel
                                           Telecopy: (614) 221-0075




         IN WITNESS WHEREOF, the Guarantor and the Landlord have executed this Guaranty of Lease as of the day and year first above stated.

Signed and acknowledged                              GUARANTOR:
in the presence of:


/s/Sharon O'Brien                                    MASCO CORPORATION,
Witness                                             a Delaware corporation

                                                 ------------------------------
/s/Claudia L. Georges                              By: /s/ Richard G. Mosteller
 Witness                                       Print Name:  Richard G. Mosteller
Its: Senior Vice President - Finance, Assisant Secretary

                                            LANDLORD:

                                            Galbreath Equities, Inc.
                                            an Ohio corporation
s/Linda M. Barger
Witness                                     By:s/Douglas McCormick
                                            Print Name:Douglas McCormick
s/ Kristen L. Shirley                       Its:________________________
Witness

STATE OF MICHIGAN   )
                    )SS:
COUNTY OF WAYNE     )

     The foregoing instrument was acknowledged before me this 19th day of September 1995, by Richard G. Mosteller the Senior Vice*, of Masco Corporation, a Delaware corporation, on behalf of said corporation. *President-Finance Assistant Secretary

                                         /s/ Claudia L. Georges
        (SEAL) Notary Public Claudia L. Georges My Commission Expires: 4-17-99 Wayne County, State of Michigan

STATE OF OHIO       )
                    )SS:
COUNTY OF FRANKLIN  )

     The  foregoing   instrument  was  acknowledged  before  this  25th  day  of
September, 1995, by Douglas McCormick the Vice President of Galbreath Equities, Inc., on behalf of said corporation.

                                         /s/ David Earl Ramsay
                                         Notary Public   Attorney
    (SEAL)                               My Commission has no expiration
                                         O.R.L.147.03